                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             DataWorks Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (6)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (7)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (8)  Filing Party:

          ---------------------------------------------------------------------
     (9)  Date Filed:

          ---------------------------------------------------------------------

                                                     PRELIMINARY PROXY MATERIALS

                             DATAWORKS CORPORATION
                    5910 PACIFIC CENTER BOULEVARD, SUITE 300
                          SAN DIEGO, CALIFORNIA 92121

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 18, 1998

TO THE SHAREHOLDERS OF DATAWORKS CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DATAWORKS CORPORATION, a California corporation (the "Company"), will be held on Thursday, June 18, 1998 at 10:00 a.m. local time at The Hyatt Regency, La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122 for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve a change in the Company's state of incorporation from California to Delaware.

     3. To approve an amendment to the Company's Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 25,000,000 to 50,000,000 shares.

     4. To approve the Company's 1995 Equity Incentive Plan, as amended, to increase the aggregate number of shares authorized for issuance under such plan by 1,250,000 shares.

     5. To approve the Company's 1995 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares authorized for issuance under such plan by 750,000 shares.

     6. To approve the Company's 1995 Non-Employee Directors' Stock Option Plan, as amended, to (a) provide for a one-time 10,000-share option grant to each non-employee director as of the date of the 1998 Annual Meeting and
        (b) increase the aggregate number of shares authorized for issuance under such plan by 150,000 shares.

     7. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

     8. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 21, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Rick E. Russo
                                          Secretary
San Diego, California
April   , 1998

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             DATAWORKS CORPORATION
                    5910 PACIFIC CENTER BOULEVARD, SUITE 300
                          SAN DIEGO, CALIFORNIA 92121

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 18, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of DATAWORKS CORPORATION, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Thursday, June 18, 1998, at 10:00 a.m. local time, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Hyatt Regency, La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122. The Company intends to mail this proxy statement and accompanying proxy card on or about May 11, 1998, to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, ChaseMellon Shareholder Services ("ChaseMellon"). No additional compensation will be paid to directors, officers or other regular employees for such services, but ChaseMellon will be paid its customary fee, estimated to be about $6,000 if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on April 21, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 21, 1998, the Company had outstanding and entitled to
vote                shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to seven votes for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. (However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes.) Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but, except for Proposals 2 and 3, are not counted for any purpose in determining whether a matter is approved. With respect to Proposals 2 and 3, abstentions and broker non-votes will have the same effect as negative votes.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, located at 5910 Pacific Center Boulevard, Suite 300, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company not later than January 11, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are seven nominees for the seven Board positions that will be authorized in the Company's Bylaws as of the date of the Annual Meeting. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, all seven directors having been elected by the shareholders.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     The seven candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

                   NAME                     AGE            PRINCIPAL OCCUPATION
                   ----                     ---            --------------------
Stuart W. Clifton.........................  53       Chairman of the Board, President
                                                     and Chief Executive Officer
Norman R. Farquhar........................  52       Executive Vice President, Chief
                                                     Financial Officer and Director
Nathan W. Bell............................  38       General Partner of Pacific
                                                     Private Capital
Tony N. Domit.............................  60       Former President and Chief
                                                     Executive Officer of Document
                                                     Sciences Corporation
William P. Foley, II......................  53       Chairman of the Board and Chief
                                                     Executive Officer of CKE
                                                     Restaurants, Inc.; Chairman of
                                                     the Board and Chief Executive
                                                     Officer of Fidelity National
                                                     Financial, Inc.
Ronald S. Parker..........................  53       Chairman of the Board of Parker,
                                                     Mulcahy & Associates
Roy Thiele-Sardina........................  38       Vice President, Sales and
                                                     Business Development of G2
                                                     Networks, Inc.

     Stuart W. Clifton has served as President, Chief Executive Officer and as Chairman of the Board of Directors since January 1987. Between 1971 and 1986, Mr. Clifton held various management positions at Triad Systems Corporation, a vertical distribution software company, in which he was involved from its inception, most recently as Executive Vice President and General Manager. Mr. Clifton also serves on the Board of Directors of Star Buffet, Inc.

     Norman R. Farquhar has served as Executive Vice President and Chief Financial Officer since February 1996 and as a director of the Company since August 1995. From April 1993 to December 1995, Mr. Farquhar served as Senior Vice President, Chief Financial Officer and Secretary of Wonderware Corporation, a manufacturer of software for the industrial automation industry. From December 1991 to April 1993, he was Vice President of Finance and Chief Financial Officer of MTI Technology Corporation, a developer of system-managed storage solutions. From November 1987 to December 1991, he was Senior Vice President and Chief Financial Officer of Amperif Corporation, a manufacturer of cache-based data storage subsystems. Mr. Farquhar is also a member of the Board of Directors of Alteer Corporation, a medical software company, and a member of the Board of Directors and Chairman of the Audit Committee of Artecon, Inc., a manufacturer of host- and network-attached data storage products.

     Nathan W. Bell has served as a director of the Company since April 1995. Mr. Bell is a founding general partner of Pacific Private Capital ("PPC"), the general partner of Pacific Mezzanine Fund, L.P. ("PMF"), an investment firm formed in March 1994. Mr. Bell currently serves on numerous boards of directors in which PMF has an investment. From January 1990 to March 1994, Mr. Bell was the managing director of BW Capital Corporation, an investment firm.

     Tony N. Domit has served as a director of the Company since February 1997. Mr. Domit served as President and Chief Executive Officer of Document Sciences Corporation, a manufacturer of document automation software and a subsidiary of Xerox, from its inception in 1991 until his retirement in March. Prior to 1991, Mr. Domit was employed by Xerox for twenty-two years where he held various vice presidential and chief engineering positions. Mr. Domit is a member of the Cal Poly (San Luis Obispo) School of Engineering Dean's Advisory Council, a member of the Board of Directors of Cal Poly's Alumni Association and a member of the Southern California Technical Entrepreneurs Network, The San Diego Software Forum and The Software Council of Southern California.

     William P. Foley, II has served as a director of the Company since April 1997. Mr. Foley has been Chief Executive Officer of CKE Restaurants, Inc. ("CKE") since October 1994 and Chairman of the Board of CKE since March 1994. Since 1981, Mr. Foley has been Chairman of the Board, President (until January
1995) and Chief Executive Officer of Fidelity National Financial, Inc., a company engaged in title insurance and related services. Mr. Foley is also a member of the Board of Directors of Micro General Corporation, Checkers Drive-In Restaurants, Inc. and GB Foods Corporation and Chairman of the Board of Rally's Hamburgers, Inc.

     Ronald S. Parker has served as a director of the Company since July 1994. Mr. Parker has served as Chairman of the Board of Parker, Mulcahy & Associates ("PMA"), an investment firm, since May 1992. From March 1991 to April 1992, he was Executive Vice President, Corporate Banking Group, of Security Pacific Bank in Los Angeles. From January 1984 to March 1991, he was Executive Vice President, Corporate Banking Group, of Wells Fargo Bank in Los Angeles. He also serves as a director of USC Norris Cancer Center Development Board, The Alliance Automotive Group, LLC, Avtel Services, Inc., Bula Inc. and Feeling Fine Company, LLC.

     Roy Thiele-Sardina has served as a director of the Company since February 1997. Mr. Thiele-Sardina joined G2 Networks, Inc., a supplier of GigaBit fibre-channel clustering technology, in October 1997, as Vice President, Sales and Business Development. From April 1997 to October 1997, Mr. Thiele-Sardina served as Vice President, Corporate Development of Shomiti Systems, Inc., a supplier of land analyzers and probe technology. From January 1996 to March 1997, Mr. Thiele-Sardina served as Vice-President, Sales and Business Development of Brocade Communications Systems, Inc., a GigaBit fibre-channel networking company. From July 1995 to January 1996, Mr. Thiele-Sardina served as Vice-President, Sales and Business Development of CommVision Corporation, Inc., a venture-backed remote access server company. Prior to July 1995, Mr. Thiele-Sardina was employed by Sun Microsystems, Inc. for ten years where he held various management and sales positions, most recently Director, Corporate Development.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1997 the Board of Directors held ten meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, and receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee met one time during 1997. During 1997, the Audit Committee was composed of two non-employee directors, Messrs. Bell and Domit.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee met three times during 1997. During 1997, the Compensation Committee was composed, through January 1997, of two directors, Messrs. Finis F. Conner and Parker, and subsequently of three directors, Messrs. Domit, Parker and Thiele-Sardina.

     During the fiscal year ended December 31, 1997, each of the directors attended 75% or more of the meetings of the Board held during the period for which he was a director and each of the directors who was a member of the Audit Committee or the Compensation Committee attended 75% or more of the committee meetings held during the period for which he was a committee member.

                                   PROPOSAL 2

                   REINCORPORATION OF THE COMPANY IN DELAWARE
               AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS

GENERAL

     The Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from California to Delaware. The Board of Directors believes the change in domicile to be in the best interests of the Company and its shareholders for several reasons. Principally, the Board of Directors believes that reincorporation will enhance the Company's ability to attract and retain qualified members of the Company's Board of Directors as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. To date, the Company has not experienced difficulty in retaining directors. The Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, to attract new directors and to retain its current directors. Reincorporation in Delaware will allow the Company the increased flexibility and predictability afforded by Delaware law. Concurrent with the reincorporation, the Company proposes to adopt or maintain certain measures designed to make hostile takeovers of the Company more difficult. The Board believes that adoption of these measures will enable the Board to consider fully any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its shareholders.

     In recent years, a number of major public companies have obtained the approval of their shareholders to reincorporate in Delaware. For the reasons explained below, the Company believes it is beneficial and important that the Company likewise avail itself of Delaware law.

     For many years, Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, Delaware has adopted comprehensive corporate laws which are revised regularly to meet changing business circumstances. The Delaware Legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under California law.

     In 1986, Delaware amended its corporate law to allow corporations to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. The directors have elected to adopt such a provision in the Delaware certificate and bylaws. It should be noted that Delaware law does not permit a Delaware corporation to limit or eliminate the liability of its directors for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit or for violations of federal laws such as the federal securities laws. The Board believes that Delaware incorporation will enhance the Company's ability to recruit and retain directors in the future. However, the shareholders should be aware that such a provision inures to the benefit of the directors, and the interest of the Board in recommending the reincorporation may therefore be in conflict with the interests of the shareholders.

     In 1987, California amended its corporate law in a manner similar to Delaware to permit a California corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. The Company adopted articles and bylaws and entered into indemnification agreements to take advantage of these changes in California law. Nonetheless, the Board of Directors believes that the protection from liability for directors is somewhat greater under the Delaware law than under the California law and therefore that the Company's objectives in adopting this type of provision can be better achieved by reincorporation in Delaware. The Board of Directors has included such a provision in the Delaware certificate and bylaws. Shareholders should be aware that, because such provision inures to the benefit of the directors, there is a potential conflict in the Board's support of such a provision. See "Indemnification and Limitation of Liability" for a more complete discussion of these issues.

     The interests of the Board of Directors of the Company, management and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under California law. Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A discussion of the principal differences between California and Delaware law as they affect shareholders is set forth below.

     In addition, portions of the reincorporation proposal may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the shareholders the risk of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction. Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets.

     The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its shareholders. Accordingly, the reincorporation plan includes certain proposals that may have the effect of discouraging or deterring hostile takeover attempts.

     Notwithstanding the belief of the Board as to the benefits to shareholders of the changes, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the Board of Directors, but which a substantial number and perhaps even a majority of the Company's shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market price. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

     The Company's current Amended and Restated Articles of Incorporation (the "California Articles") and the Amended and Restated Bylaws (the "California Bylaws") do not contain the following provisions available to certain public companies under California law that deter hostile takeover attempts: elimination of cumulative voting; elimination of action by written consent of shareholders; and supermajority requirements for amendment of certain provisions or a Company's Articles of Incorporation or Bylaws. These provisions will be included in the Company's new charter documents following the reincorporation. In addition, the Delaware certificate and bylaws will contain a provision limiting the ability of the shareholders to remove any director without cause and a provision to require a vacancy on the board resulting from an increase in number of directors to be filled by the majority vote of the directors.

     In considering the proposals, shareholders should be aware that the overall effect of certain of the proposed changes is to make it more difficult for holders of a majority of the outstanding shares of Common Stock to change the composition of the Board of Directors and to remove existing management in circumstances where a majority of the shareholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes.

     The new provisions in the Company's charter documents could make a proxy contest a less effective means of removing or replacing existing directors or could make it more difficult to effect a change in control of the Company which is opposed by the Board of Directors. This strengthened tenure and authority of the Board of Directors could enable the Board of Directors to resist change and otherwise thwart the desires of a majority of the shareholders. Because this provision may have the effect of continuing the tenure of the current Board of Directors, the Board has recognized that the individual directors have a personal interest in this provision that may differ from those of the shareholders. However, the Board believes that these provisions' primary purpose is to ensure that the Board will have sufficient time to consider fully any proposed takeover attempt in light of the short- and long-term benefits and other opportunities available to the Company and, to the extent the Board determines to proceed with the takeover, to effectively negotiate terms that would maximize the benefits to the Company and its shareholders.

     The Board of Directors has considered the potential disadvantages and believes that the potential benefits of the provisions included in the proposed charter documents outweigh the possible disadvantages. In particular, the Board believes that the benefits associated with attracting and retaining skilled and experienced outside directors and with enabling the Board to fully consider and negotiate proposed takeover attempts, as well as the greater sophistication, breadth and certainty of Delaware law, make the proposed reincorporation beneficial to the Company, its management and its shareholders.

     The proposal to include these anti-takeover provisions in the proposed reincorporation does not reflect knowledge on the part of the Board of Directors or management of any proposed takeover or other attempt to acquire control of the Company. Management may in the future propose other measures designed to discourage takeovers apart from those proposed in this Proxy Statement, if warranted from time to time in the judgment of the Board of Directors.

     The proposed reincorporation would be accomplished by merging the Company into a newly formed Delaware corporation which, just before the merger, will be a wholly-owned subsidiary of the Company (the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached as Exhibit A to this Proxy Statement. Upon the effective date of the merger, the Delaware Company's name will remain DataWorks Corporation. The reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management or other employees.

     Following the effectiveness of the proposed reincorporation, each outstanding share of Common Stock of the Company will automatically convert into one share of Common Stock of the Delaware Company, and shareholders of the Company will automatically become shareholders of the Delaware Company. On the effective date of the reincorporation, the number of outstanding shares of Common Stock of the Delaware Company will be equal to the number of shares of Common Stock of the Company outstanding immediately prior to the effective date of the reincorporation. In addition, each outstanding option, right or warrant to acquire shares of Common Stock of the Company will be converted into an option or right to acquire an equal number of shares of Common Stock of the Delaware Company, under the same terms and conditions as the original options or rights. All of the Company's employee benefit plans, including the 1995 Equity Incentive Plan, as amended, the 1995 Non-Employee Directors' Stock Option Plan, as amended, and the 1995 Employee Stock Purchase Plan, as amended, will be continued by the Delaware Company following the reincorporation. Shareholders should recognize that approval of the proposed reincorporation will constitute approval of the adoption and assumption of those plans by the Delaware Company.

     No action need be taken by shareholders to exchange their stock certificates now; this will be accomplished at the time of the next transfer by the shareholder. Certificates for shares in the Company will automatically represent an equal number of shares in the Delaware Company upon completion of the merger.

     Under the California Articles and the California Bylaws, the affirmative vote of a majority of the outstanding shares of the Company's voting stock is required for approval of the reincorporation. If approved by the shareholders, it is anticipated that the reincorporation would be completed as soon thereafter as practicable. The reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the Board of Directors, circumstances arise that make such action advisable; provided, that any amendment that would effect a material change from the charter provisions discussed in this Proxy Statement would require further approval by the holders of a majority of the outstanding voting shares.

SIGNIFICANT CHANGES CAUSED BY REINCORPORATION

     In general, the Company's corporate affairs are governed at present by the corporate law of California, the Company's state of incorporation, and by the California Articles and the California Bylaws, which have been adopted pursuant to California law. The California Articles and California Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at DataWorks Corporation, 5910 Pacific Center Boulevard, Suite 300, San Diego, California 92121, Attention: Corporate Secretary.

     If the reincorporation proposal is adopted, the Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by Delaware, rather than California law (however, see "-- Application of California Law After Reincorporation"). The California Articles and California Bylaws will, in effect, be replaced by the Certificate of Incorporation of the Delaware Company (the "Delaware Certificate") and the bylaws of the Delaware Company (the "Delaware Bylaws"), copies of which are attached as Exhibits B and C to this Proxy. Accordingly, the differences among these documents and between Delaware and California law are relevant to your decision whether to approve the reincorporation proposal. In the event that this Proposal 2 is approved but Proposal 3 regarding the increase in the Company's authorized Common Stock is not approved, the Delaware Certificate that will be filed will be the same as the attached Exhibit B, with the exception that the authorized number of shares of Common Stock of the Company will be 25,000,000 shares instead of 50,000,000 shares.

     A number of differences between California and Delaware law and among the various charter documents are summarized in the chart below. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Merger Agreement, the Delaware Certificate and the Delaware Bylaws attached to this Proxy Statement. For each item summarized in the chart, there is a reference to a page of this Proxy Statement on which a more detailed discussion appears.

        ISSUE                         DELAWARE                                CALIFORNIA
        -----                         --------                                ----------
Limitation of          Delaware law permits the limitation of   California law contains additional
Liability of           liability of directors and officers to   exceptions to the liability limitations
Directors and          the Company except in connection with    of directors and officers. See
Officers (see page     (i) breaches of the duty of loyalty;     "-- Indemnification and Limitations of
10).                   (ii) acts or omissions not in good       Liability."
                       faith or involving intentional
                       misconduct or knowing violations of
                       law; (iii) the payment of unlawful
                       dividends or unlawful stock repurchases
                       or redemptions; or (iv) transactions in
                       which a director received an improper
                       personal benefit.

Indemnification of     Delaware law permits somewhat broader    California law permits indemnification
Directors and          indemnification and could result in      under certain circumstances, subject to
Officers (see page     indemnification of directors and         certain limitations. See
10).                   officers in circumstances where          "-- Indemnification and Limitation of
                       California law would not permit          Liability."
                       indemnification. See "Indemnification
                       and Limitation of Liability."

Cumulative Voting for  Cumulative voting not available under    California law permits NASDAQ/NMS
Directors (see page    Delaware law because not provided in     corporations with over 800 equity
11).                   the Delaware Certificate.                security holders to eliminate
                                                                cumulative voting; the California
                                                                Articles have not eliminated cumulative
                                                                voting.

Number of Directors    Determined solely by resolution of the   Determined by Board within range set in
(see page 12).         Board.                                   the California Bylaws. Changes in the
                                                                authorized range must be approved by
                                                                the shareholders.

Classified Board (see  The Delaware Certificate presently       The California Company presently has a
page 12).              designates one class of directors.       Board consisting of a single class of
                                                                directors.

        ISSUE                         DELAWARE                                CALIFORNIA
        -----                         --------                                ----------
Removal of Directors   Removal for cause by affirmative vote    Removal with or without cause by
by Shareholders (see   of a majority of the outstanding shares  affirmative vote of a majority of the
page 12).              of voting stock entitled to vote at an   outstanding shares, provided that
                       election of directors. Removal without   shares voting against removal could not
                       cause by affirmative vote of the         elect such director under cumulative
                       holders of at least 66 2/3% of voting    voting.
                       stock entitled to vote at an election
                       of directors.

Who May Call Special   The Board, the Chairman of the Board or  The Board, the Chairman of the Board,
Shareholder Meeting    the Chief Executive Officer.             the President, or holders of 10% of the
(see page 13).                                                  shares entitled to vote at the special
                                                                meeting.

Action by Written      Action by written consent not permitted  Actions by written consent permitted by
Consent of             by Delaware Certificate. All             California Articles.
Shareholders in Lieu   shareholder action must take place by a
of a Shareholder Vote  shareholder vote at a meeting of
at Shareholder         shareholders.
Meeting (see page
13).

Tender Offer Statute;  Restricts hostile two-step takeovers;    No comparable state; the California
Fair Price Provision   the Delaware Certificate does not        Articles do not contain a fair price
(see page 14).         contain a fair price provision.          provision.

Amendment of           Amendments to provisions relating to     Amendments to provisions relating to
Certificate (see page  director indemnification, management of  management of the Company, and
16).                   the Delaware Company, and amendment of   amendment of the California Articles
                       the Delaware Certificate require         require approval by majority of the
                       approval by 66 2/3% of the voting stock  voting stock of the Company.
                       of the Delaware Company.

Amendment of Bylaws    By the Board or the holders of 66 2/3%   By the Board or the holders of a
(see page 16).         of the outstanding voting shares for     majority of the outstanding voting
                       amendments relating to certain           shares.
                       provisions relating to shareholder
                       meetings, the number of directors and
                       vacancies on the Board.

Loans to Officers and  Board may authorize if expected to       If the Company has outstanding shares
Directors (see page    benefit the Company.                     of record by 100 or more persons on the
16).                                                            date of approval by the Board, the
                                                                Board may authorize to officers,
                                                                whether or not a director, and may
                                                                adopt an employee plan authorizing such
                                                                loans, if expected to benefit the
                                                                Company.

Class Vote for         Generally not required unless a          A reorganization transaction must
Reorganizations (see   reorganization adversely affects a       generally be approved by a majority
page 16).              specific class of shares.                vote of each class of shares
                                                                outstanding.

Right of Shareholders  Permitted for any purpose reasonably     Permitted for any purpose reasonably
to Inspect             related to such shareholder's interest   related to such shareholder's interest
Shareholder List (see  as a shareholder.                        as a shareholder. Also, an absolute
page 17).                                                       right to 5% shareholders and certain 1%
                                                                shareholders.

Appraisal Rights (see  Generally available if shareholders      Available in certain circumstances if
page 17).              receive cash in exchange for the shares  the holders of 5% of the class assert
                       and in certain other circumstances.      such rights.

Dividends (see page    Paid from surplus (including paid-in     Generally limited to the greater of (i)
17).                   and earned surplus or net profits).      retained earnings or (ii) an amount
                                                                which would leave the Company with
                                                                assets of 125% of liabilities and
                                                                current assets of 100% of current
                                                                liabilities.

Other                  Responsive legislature and larger body
                       of corporate case law in Delaware
                       provides more predictable corporate
                       legal environment in Delaware.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in their articles of incorporation or certificate of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damage for breach of the director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

     The California Articles eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; or (g) liability for improper distributions, loans or guarantees.

     The Delaware Certificate also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provision also may not limit director's liability for violation of, or otherwise relieve the Delaware Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made under California law, without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval. Delaware allows indemnification of such expenses without court approval.

     Indemnification is permitted by both California and Delaware law providing the requisite standard of conduct is met, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action.

     California law requires indemnification when the individual has successfully defended the action on the merits (as opposed to Delaware law which requires indemnification relating to a successful defense on the merits or otherwise).

     Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

     California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The California Articles include such a provision. In addition, the Company, following shareholder approval, entered into indemnification agreements with its officers and directors providing for indemnification beyond that expressly mandated by the California Corporations Code.

     A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Under Delaware law, therefore, the indemnification agreements entered into by the California Company with its officers and directors may be assumed by the Delaware Company upon completion of the proposed reincorporation. If the proposed reincorporation is approved, the indemnification agreements will be assumed as previously approved by the Company's shareholders without change. Thus, a vote in favor of the proposed reincorporation will also approve assumption of the indemnification agreements in their present form. Although the law in this regard is not certain, shareholders who vote in favor of the reincorporation proposal, and thereby approve assumption of the indemnity contracts, may be prevented from challenging the validity of the indemnity contracts in a subsequent court proceeding.

     The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the California Company made prior to the proposed reincorporation. Nevertheless, the Board has recognized in considering this reincorporation proposal that the individual directors have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company in the event they arise from a potential future case, and that the application of Delaware law, to the extent that any director or officer is actually indemnified in circumstances where indemnification would not be available under California law, would result in expense to the Company which the Company would not incur if the Company were not reincorporated. The Board believes, however, that the overall effect of reincorporation is to provide a corporate legal environment that enhances the Company's ability to attract and retain high quality outside directors and thus benefits the interests of the Company and its shareholders.

CUMULATIVE VOTING FOR DIRECTORS

     Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative.

     Under California law, cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholders' meeting at which directors are to be elected. In order to cumulate votes, a shareholder must give notice at the meeting, prior to the voting, of the shareholder's intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. However, California law permits a company, by amending its bylaws, to eliminate cumulative voting when the Company's shares are listed on a national stock exchange or traded on the Nasdaq National Market System and are held by at least 800 equity security holders. Cumulative voting has not been eliminated under the California Articles.

     Cumulative voting is not available under Delaware law unless so provided in the corporation's certificate of incorporation. The Delaware Certificate does not provide for cumulative voting.

OTHER MATTERS RELATING TO DIRECTORS

     Number of Directors. California law allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the Board of Directors. California law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The California Articles and Bylaws provide for a board of directors that may vary between five and nine members, inclusive, and the Board of Directors has fixed the exact number of directors at eight until the date of the Annual Meeting, at which time such number will be fixed at seven. California law also requires that any change in a fixed number of directors and any change in the range of a variable Board of Directors specified in the articles and bylaws must be approved by a majority in interest of the outstanding shares entitled to vote (or such greater proportion of the outstanding shares as may be required by the articles of incorporation). The California Bylaws require the vote of a majority of the outstanding shares to change the range of the Company's variable Board of Directors, provided that an amendment reducing the minimum number of directors to less than five cannot be adopted if votes cast against its adoption at a meeting or the shares not consenting to it in the case of action by written consent are equal to more than 16 2/3 percent of the outstanding shares entitled to vote.

     Delaware law permits a board of directors to change the authorized number of directors by amendment to the bylaws unless the number of directors is fixed in the certificate of incorporation or the manner of fixing the number of directors is set forth in the certificate of incorporation, in which case the number of directors may be changed only by amendment of the certificate of incorporation or consistent with the manner specified in the certificate of incorporation, as the case may be. The Delaware Certificate provides that the exact number of directors shall be fixed from time to time exclusively by the Board of Directors by resolution.

     Elections; Classified Board of Directors. California law generally requires that directors be elected annually but does permit a "classified" Board of Directors if (i) a corporation is listed on a national stock exchange or (ii) the corporation's shares are traded in the Nasdaq National Market System and are held by at least 800 shareholders. California law also allows the election of one or more directors by the holders of a particular class or series of shares. The California Articles currently do not provide for a classified board of directors. The directors of the California Company, who will also be the directors of the Delaware Company if the reincorporation proposal is approved, are set forth in Proposal 1.

     Delaware law permits, but does not require, the adoption of a classified board of directors with staggered terms. A maximum of three classes of directors is permitted by Delaware law, with members of one class to be elected each year for a maximum term of three years. The Delaware Certificate and the Delaware Bylaws do not provide for a classified Board of Directors.

     By approving Proposal 2, shareholders will be approving the election of the same directors as would be elected to the Board of Directors of the Company in the event Proposal 1 is approved by the shareholders.

     Although not currently anticipated, the Company may propose the adoption of a classified Board of Directors in the future. The existence of a classified Board may deter so-called "creeping acquisitions" in which a person or group seeks to acquire: (i) a controlling position without paying a normal control premium to the selling shareholders; (ii) a position sufficient to exert control over the Company through a proxy contest or otherwise; or (iii) a block of stock with a view toward attempting to promote a sale or liquidation or a repurchase by the Company of the block at a premium, or an exchange of the block for assets of the Company. Faced with a classified Board of Directors, such a person or group would have to assess carefully its ability to control or influence the Company. If free of the necessity to act in response to an immediately threatened change in control, the Board of Directors can act in a more careful and deliberative manner to make and implement appropriate business judgments in response to a creeping acquisition.

     Removal of Directors. Under California law, a director may be removed with or without cause by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting. The Delaware Certificate provides that the Company's directors can be removed (i) for cause by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock") voting as a single class, and (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of Voting Stock. The term "cause" with respect to the removal of directors is not defined in the Delaware General Corporation Law and its meaning has not been precisely delineated by the Delaware courts.

CAPITALIZATION; BLANK CHECK PREFERRED

     The Company's capital stock currently consists of 25,000,000 authorized
shares of Common Stock, no par value, of which           shares were issued and
outstanding as of April 21, 1998, and 5,000,000 authorized shares of Preferred Stock, no par value, of which no shares were issued and outstanding as of April 21, 1998.

     Upon the effectiveness of the reincorporation, the Delaware Company will have the same number of outstanding shares of Common Stock and Preferred Stock that the Company had outstanding immediately prior to the reincorporation. However, the Board of Directors, subject to shareholder approval, has also unanimously approved a proposal to increase the number of authorized shares of Common Stock of the Company. For a description of the proposed change in the Company's authorized capital stock, see Proposal 3 below.

     Under the Delaware Certificate, as under the California Articles, the Board of Directors has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares constituting any such series and to determine the designation thereof. See "-- Anti-Takeover Measures."

     The Board may authorize the issuance of Preferred Stock in connection with various corporate transactions, including corporate partnering arrangements. The Board may also authorize the issuance of Preferred Stock for the purpose of adopting a shareholder rights plan. If the reincorporation is approved, it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of Preferred Stock, except as required by law or regulation.

SHAREHOLDER POWER TO CALL SPECIAL SHAREHOLDERS' MEETING

     Under California law, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws. Under Delaware law, a special meeting of shareholders may be called by the Board of Directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Certificate and Delaware Bylaws provide that such a meeting may be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. Pursuant to the Delaware Certificate and Delaware Bylaws, if the meeting is called by a person or persons other than the Board of Directors (i.e., by the Chairman or the Board of the Chief Executive Officer), the Board of Directors shall determine the time and the place of such meeting which shall be from 35 to 120 days after the receipt of the request of the meeting.

ACTIONS BY WRITTEN CONSENT OF SHAREHOLDERS

     Under California and Delaware law, shareholders may execute an action by written consent in lieu of a shareholder meeting. Both California and Delaware law permits a corporation to eliminate such actions by written consent in its charter. The California Articles have retained the ability of shareholders to act by written consent. The Delaware Certificate eliminates actions by written consent of shareholders.

     Elimination of such shareholders written consents may lengthen the amount of time required to take shareholder actions because certain actions by written consent are not subject to the minimum notice requirement of a shareholders' meeting. The elimination of shareholders written consents will deter hostile takeover attempts because of the lengthened shareholder approval process. The Board believes this provision, like the other provisions to be included in the Delaware Certificate and Bylaws, will enhance the Board's opportunity to fully consider and effectively negotiate in the context of a takeover attempt.

ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     There is no specific statutory requirement under either California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company's proxy materials must be received not less than 120 days in advance of the date of the proxy statement released in connection with the previous year's annual meeting.

     The Delaware Bylaws provide that in order for director nominations or shareholder proposals to be properly brought before the meeting, the shareholder must have delivered timely notice to the Secretary of the corporation. To be timely, notice must have been delivered not less than 120 days prior to the anniversary of the mailing date for the previous year's annual meeting under the California Bylaws, and not less than 60 nor more than 90 days prior to the mailing date for the previous year's annual meeting under the Delaware Bylaws. If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, the Delaware Bylaws will provide that notice must be given not more than 90 days nor less than 60 days prior to the annual meeting. Proper notice under the federal securities laws for a proposal to be included in the Company's proxy materials will constitute proper notice under the Delaware Bylaws. These notice requirements help ensure that shareholders are aware of all proposals to be voted on at the meeting and have the opportunity to consider each proposal in advance of the meeting.

ANTI-TAKEOVER MEASURES

     Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Such measures are either not currently permitted or are more narrowly drawn under California law. Among these measures are the establishment of a classified board of directors and the elimination of the right of shareholders to call special shareholders' meetings, each of which is described above. In addition, certain types of "poison pill" defenses (such as shareholder rights plans) have been upheld by Delaware courts, while California courts have yet to decide on the validity of such defenses, thus rendering their effectiveness in California less certain.

     As discussed herein, certain provisions of the Delaware Certificate could be considered to be anti-takeover measures. The Company does not have any present intention of adopting any further anti-takeover measures (such as a shareholder rights plan), nor does the Board of Directors have knowledge that any attempt to gain control of the Company is being contemplated. However, as discussed above, numerous differences between California and Delaware law, effective without additional action by the Delaware Company, could have a bearing on unapproved takeover attempts.

     One such difference is the existence of a Delaware statute regulating tender offers, which statute is intended to limit coercive takeovers of companies incorporated in that state. California has no comparable statute. The Delaware law provides that a corporation may not engage in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder, unless (i) prior to the date the shareholder became an interested shareholder the Board of Directors approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock, or (iii) the business combination is approved by the Board of Directors and authorized by 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder. An interested shareholder means any person that is the owner of 15% or more of the outstanding voting stock. However, the statute provides for certain exceptions to parties who otherwise would be designated interested shareholders, including an exception for parties that held 15% or more of the outstanding voting stock as of December 23, 1987. Any corporation may decide to opt out of the statute in its original certificate of incorporation or, at any time, by action of its shareholders. The Company has no present intention of opting out of the statute.

     There can be no assurance that the Board of Directors would not adopt any further anti-takeover measures available under Delaware law (some of which may not require shareholder approval). Moreover, the availability of such measures under Delaware law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of the Delaware Company's shareholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such transactions may not have the opportunity to do so. Shareholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of shareholders of the Delaware Company compared with the rights of shareholders of the Company.

     The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts (such as disruption of the Company's business and the possibility of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction) are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts and to enable the Board to fully consider the proposed takeover attempt and actively negotiate its terms are in the best interests of the Company and its shareholders.

     In addition to the various anti-takeover measures that would be available to the Delaware Company after the reincorporation due to the application of Delaware law, the Delaware Company would retain the rights currently available to the Company under California law to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed reincorporation, shares of authorized and unissued Common Stock and Preferred Stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or Preferred Stock could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and Preferred Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

     It should be noted that the voting rights to be accorded to any unissued series of Preferred Stock of the Delaware Company ("Delaware Preferred Stock") remain to be fixed by the Delaware Board. Accordingly, if the Delaware Board so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of Common Stock of the Delaware Company under certain circumstances or have other terms which might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board. Potentially, the Delaware Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, the Delaware Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

     The Board may also authorize the issuance of Preferred Stock in connection with various corporate transactions, including corporate partnering arrangements. The Board may also authorize the issuance of Preferred Stock for the purpose of adopting a shareholder rights plan. However, future issuances of Delaware Preferred Stock as an anti-takeover device might preclude shareholders from taking advantage of a situation which might otherwise be favorable to their interests. In addition (subject to the considerations referred to above as to applicable law), the Delaware Board could authorize issuance of shares of Common Stock of the

Delaware Company ("Delaware Common Stock") or Delaware Preferred Stock to a holder who might thereby obtain sufficient voting power to ensure that any proposal to alter, amend, or repeal provisions of the Delaware Certificate unfavorable to a suitor would not receive the necessary vote of 66 2/3% of the voting stock required for certain of the proposed amendments (as described below).

     If the reincorporation is approved, it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of the Delaware Preferred Stock or Delaware Common Stock, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Delaware Company and its shareholders. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board of Directors deems to be in the best interests of the Delaware Company and its then existing shareholders.

AMENDMENT OF CERTIFICATE

     The California Articles may be amended by the approval of a majority of the members of the Board of Directors and by a majority of the outstanding shares. The Delaware Certificate provides that any amendment to Sections IV, V or VI of the Delaware Certificate can only be effected by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding voting stock of the Delaware Company.

AMENDMENT OF BYLAWS

     The California Bylaws may be amended or repealed either by the Board of Directors or by the holders of a majority in interest of the outstanding stock of the Company, except that a change in the authorized number of directors below five may only be effected if votes cast against its adoption at a meeting, or the shares not consenting to it in the case of an action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote. Upon the effectiveness of the proposed reincorporation, the Delaware Board will be able to adopt, amend or repeal any of the Delaware Bylaws. Certain provisions of the Delaware Bylaws may also be adopted, amended or repealed by the holders of at least 66 2/3% of the voting power of the outstanding capital stock of the Delaware Company.

LOANS TO OFFICERS, DIRECTORS AND EMPLOYEES

     California law provides that any loan or guaranty (other than loans to permit the purchase of shares under certain stock purchase plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the shareholders of a California corporation. However, if the Company has outstanding shares held of record by 100 or more persons on the date of approval by the Board of Directors, the Company may make loans to any officer, whether or not a director, or adopt an employee benefit plan authorizing such loans with approval of the Board of Directors alone, if the Board of Directors determines that such a loan may reasonably be expected to benefit the Company.

     Under Delaware law, a corporation may make loans to, or guarantee the obligations of, officers or other employees when, in the judgment of the board of directors, the loan or guaranty may reasonably be expected to benefit the corporation. Both California law and Delaware law permit such loans or guaranties to be unsecured and without interest.

CLASS VOTE FOR CERTAIN REORGANIZATIONS

     With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the certificate of incorporation which adversely affects a specific class of shares.

     California law also requires that holders of a California corporation's Common Stock receive nonredeemable Common Stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than

50% but less than 90% of its Common Stock, unless all of the holders of its Common Stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a "fairness" hearing. This provision of California law may have the effect of making a cash "freezeout" merger by a majority shareholder more difficult to accomplish. A cash freezeout merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters' rights. Delaware law has no comparable provision.

INSPECTION OF SHAREHOLDER LISTS

     California law provides for an absolute right of inspection of the shareholder list for shareholders holding 5% or more of a corporation's outstanding voting shares or shareholders holding 1% or more of such shares who have filed a Schedule 14B with the Securities and Exchange Commission (the "SEC"). Delaware law provides no such absolute right of shareholder inspection. However, both California and Delaware law permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person's interest as a shareholder.

APPRAISAL RIGHTS

     Under both California law and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of his shares, as determined by a court, in lieu of the consideration he would otherwise receive in the transaction. The limitations on such dissenters' appraisal rights are somewhat different in California and Delaware.

     Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which one corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied dissenters' rights under California law. For this reason, appraisal rights will not be available to shareholders in connection with the reincorporation proposal.

     Under Delaware law, appraisal rights are not available to shareholders with respect to a merger or consolidation by a corporation if the shares are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 holders if the shareholders receive shares of the surviving corporation or shares of any other corporation which are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to shareholders of a corporation surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

VOTING OR APPRAISAL RIGHTS IN CERTAIN TRANSACTIONS

     Delaware law does not provide shareholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. California law treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights in the circumstances described in the preceding section.

DIVIDENDS

     Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities.

Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years.

APPLICATION OF CALIFORNIA LAW AFTER REINCORPORATION

     California law provides that if (i) the average of certain property, payroll and sales factors results in a finding that more than 50% of the Delaware Company's business is conducted in California, and in a particular fiscal year more than 50% of the Delaware Company's outstanding voting securities are held of record by persons having addresses in California, and
(ii) the Company's shares are traded in the Nasdaq National Market System and are held by fewer than 800 equity security holders, as of its most recent annual meeting of shareholders, then the Delaware Company would become subject to certain provisions of California law regardless of its state of incorporation.

     Because the Company's Common Stock is traded in the Nasdaq National Market System and the Company's shares are held by at least 800 equity security holders, as of its most recent annual meeting of shareholders, California law will not initially apply to the Delaware Company if the reincorporation is approved. The Company would not be subject to California law as long as it continued to meet both of these requirements.

     If the Delaware Company were to become subject to the provisions of California law referred to above, and such provisions were enforced by California courts in a particular case, many of the Delaware laws described in this Proxy Statement would not apply to the Delaware Company. Instead, the Delaware Company could be governed by certain California laws, including those regarding liability of directors for breaches of the duty of care, indemnification of directors, dissenters' rights of appraisal, removal of directors as well as certain other provisions discussed above, to the exclusion of Delaware law. The effects of applying both Delaware and California laws to a Delaware corporation whose principal operations are based in California have not yet been determined.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

     The reincorporation provided for in the Merger Agreement is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of capital stock of the Company as a result of consummation of the reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of capital stock of the Company will have the same basis in the capital stock of the Delaware Company received by such holder pursuant to the reincorporation as such holder has in the capital stock of the Company held by such holder at the time of consummation of the reincorporation. Each shareholder's holding period with respect to the Delaware Company's capital stock will include the period during which such holder held the corresponding Company capital stock, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation.

     The foregoing is only a summary of certain federal income tax consequences. Shareholders should consult their own tax advisers regarding the specific tax consequences to them of the merger, including the applicability of the laws of any state or other jurisdiction.

BOARD RECOMMENDATION

     The foregoing discussion is an attempt to summarize the more important differences in the corporation laws of Delaware and California and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in full by reference to the California Corporations Code and to the Delaware General Corporation Law. In addition, both California and Delaware law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or bylaws of the corporation.

     A vote FOR the reincorporation proposal will constitute approval of the merger, the Delaware Certificate, the Delaware Bylaws, assumption of the indemnification agreements, the adoption and assumption by the Delaware Company of each of the Company's stock option, stock purchase and employee benefit plans and all other aspects of this Proposal 2.

     Vote Required. The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding on the Record Date will be required to approve the reincorporation proposal. As a result, abstentions and broker non-votes will have the same effect as negative votes.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     In connection with the proposal to change the Company's state of incorporation from California to Delaware, and the filing of a Certificate of Incorporation (the "Delaware Certificate") in Delaware, the Board of Directors has approved and adopted, subject to shareholder approval, filing a Delaware Certificate that will increase the Company's authorized number of shares of Common Stock from 25,000,000 shares to 50,000,000 shares (the "Common Stock Amendment"). In the event that this Proposal 3 is approved but Proposal 2 regarding the reincorporation of the Company in Delaware is not approved, the Company intends to file Amended and Restated Articles of Incorporation with the California Secretary of State to effect the Common Stock Amendment.

     Reasons for Amendment. Although at present the Company has no plans to issue additional shares of Common Stock other than the shares currently reserved as discussed below, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further shareholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers, directors or consultants, establishing strategic relationships with other companies and expanding the Company's business through the acquisition of other businesses or products. Shareholders will not be entitled to preemptive rights with respect to any such issuances.

     Principal Effects. The additional shares of Common Stock to be authorized by adoption of the Common Stock Amendment would have rights identical to the currently authorized Common Stock of the Company. Adoption of the Common Stock Amendment and the issuance of Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. The complete text of the Certificate of Incorporation that would be filed with the office of the Secretary of State of the State of Delaware to effect the Common Stock Amendment is set forth in Exhibit B to this Proxy Statement. If the Common Stock Amendment is approved by the shareholders, it will become effective upon the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware which is expected to occur as soon as practicable following the Annual Meeting.

     At March 31, 1998, of the 25,000,000 shares of Common Stock presently authorized: 14,215,044 shares were issued and outstanding; under the Company's 1995 Equity Incentive Plan (subject to shareholder approval of the amendment thereof as discussed in Proposal 4), 1,321,093 shares remained available for future option grants and 1,810,770 shares remained available for issuance upon exercise of presently outstanding options; under the Company's 1995 Employee Stock Purchase Plan (subject to shareholder approval of the amendment thereof as discussed in Proposal 5), 750,000 shares remained available for issuance; under the Company's 1995 Non-Employee Directors' Stock Option Plan (subject to shareholder approval of the amendment thereof as discussed in Proposal 6), 203,334 shares remained available for future option grants and 96,666 shares remained available for issuance upon exercise of presently outstanding options; 125,936 shares were reserved for issuance pursuant to outstanding warrants; and 8,384,593 shares were unissued and unreserved.

     Vote Required. The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding on the Record Date will be required to approve the Common Stock Amendment. As a result, abstentions and broker non-votes will have the same effect as negative votes.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                                   PROPOSAL 4

               APPROVAL OF 1995 EQUITY INCENTIVE PLAN, AS AMENDED

     In October 1995 the Board of Directors adopted, and the shareholders subsequently approved, the 1995 Equity Incentive Plan (the "Incentive Plan"), which became effective upon the completion of the Company's initial public offering, as an amendment and restatement of the Company's 1987 Stock Option Plan. As of March 31, 1998, 2,450,000 shares of Common Stock were authorized for issuance under the Incentive Plan.

     At March 31, 1998, options (net of cancelled or expired options) covering an aggregate of 2,453,949 shares of the Company's Common Stock had been granted under the Incentive Plan, and only 71,093 shares (plus any shares that might in the future be returned to the plan as a result of cancellations or expiration of options) remained available for future grant under the Incentive Plan.

     In January 1998, the Board approved an amendment to the Incentive Plan, subject to shareholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees. The amendment increases the number of shares authorized for issuance under the Incentive Plan from a total of 2,450,000 shares to 3,700,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

     Shareholders are requested in this Proposal 4 to approve the Incentive Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Incentive Plan, as amended. In order to take advantage of the exemption contained in Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), for purposes of this vote, abstentions will be counted toward the tabulation of votes counted and will have the same effect as negative votes, while broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

     The essential features of the Incentive Plan are as follows:

GENERAL

     The Incentive Plan provides for the grant or issuance of incentive stock options to employees of the Company and nonstatutory stock options, restricted stock purchase awards, stock bonuses and stock appreciation rights to employees, officers, directors and consultants of the Company. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See "-- Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the Incentive Plan.

PURPOSE

     The Incentive Plan was adopted to provide a means by which selected employees, officers, directors and consultants to the Company and its affiliates could be given an opportunity to receive stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

     The Incentive Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Incentive Plan and, subject to the provisions of the Incentive Plan, to determine the persons to whom and the dates on which awards will be granted, what type of award will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. The Board also has the authority under the Incentive Plan to accelerate the vesting of any stock option, restricted stock purchase, stock bonus or stock appreciation right. The Board of Directors is authorized to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself. The Board of Directors has delegated to the Company's Chief Executive Officer the authority to grant stock options under the Company's Incentive Plan to employees of the Company that are not executive officers, directors or 10% stockholders of the Company, provided such grants are in accordance with guidelines that have been approved in advance by the Compensation Committee.

ELIGIBILITY

     Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the Incentive Plan only to employees of the Company and its affiliates. Employees, officers, directors and consultants are eligible to receive awards other than incentive stock options and stock appreciation rights under the Incentive Plan.

     No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the Incentive Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. No person may be granted stock options, restricted stock purchase awards, stock bonuses or stock appreciation rights covering more than 750,000 shares of common stock in any calendar year.

STOCK SUBJECT TO THE INCENTIVE PLAN

     If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such awards again becomes available for issuance under the Incentive Plan.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the Incentive Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the Incentive Plan is determined by the Board.

     In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, and/or stock appreciation rights with new lower priced options and/or stock appreciation rights. The Board also has the authority to include as part of an option agreement a provision entitling the optionee to a further option in the event that the optionee exercises his or her option by surrendering other shares of Common Stock as payment of the exercise price.

     The exercise price of options granted under the Incentive Plan must be paid either: (a) in cash at the time the option is exercised; (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company or (ii) pursuant to a deferred payment arrangement; or (c) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by options granted under the Incentive Plan generally vest over a four-year period with 25% vesting one year from the date of grant and the remaining shares vesting in 36 equal monthly installments thereafter. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms than those terms under the Incentive Plan. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

     Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "-- Eligibility") the maximum term is five years. Options under the Incentive Plan terminate three months after the optionee ceases to be employed by the Company or any affiliate of the Company or, if such optionee is not an employee of the Company, six months after the optionee ceases to be a director of or consultant to the Company or any affiliate of the Company, unless (a) the termination of the optionee's relationship to the Company is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within 12 months of such termination; (b) the optionee dies while employed by, or acting as a director of or consultant to, the Company or any affiliate of the Company, or within three months after termination of such employment, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within 12 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

     Purchase Price; Payment. The purchase price under each stock purchase agreement will be determined by the Board. The purchase price of stock pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the Common Stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration of past services actually rendered to the Company or for its benefit.

     Repurchase. Shares of Common Stock sold or awarded under the Incentive Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board. In the event a person ceases to be an employee of or ceases to serve as a director of or consultant to the Company or an affiliate of the Company, the Company may repurchase or otherwise reacquire any or all of the shares of the Common Stock held by that person that have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

STOCK APPRECIATION RIGHTS

     The Board may grant stock appreciation rights to employees, officers, directors and consultants of the Company or its affiliates. The Incentive Plan authorizes three types of stock appreciation rights.

     Tandem Stock Appreciation Rights. Tandem stock appreciation rights are tied to an underlying option and require the holder to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights may, at the Board's discretion, be made in cash or in an equivalent number of shares of Common Stock.

     Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The holder receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights may, at the Board's discretion, be made in cash or in an equivalent number of shares of Common Stock.

     Independent Stock Appreciation Rights. Independent stock appreciation rights are granted independently of any option and entitle the holder to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the holder is vested under the independent stock appreciation right less the fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash or in an equivalent number of shares of Common Stock.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the Incentive Plan or subject to any award granted under the Incentive Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Incentive Plan and awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding awards.

EFFECT OF CERTAIN CORPORATE EVENTS

     The Incentive Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under such plan, or such outstanding awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue awards outstanding under the Incentive Plan, or to substitute similar awards, then the time during which such awards may be exercised will be accelerated and the awards terminated if not exercised during such time. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Incentive Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on October 4, 2005.

     The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires shareholders approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 under the 1934 Act); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires shareholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the Incentive Plan for shareholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

     Under the Incentive Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and, during the lifetime of an optionee, an option may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order." In any case, an optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. No rights under a stock bonus or restricted stock purchase agreement are transferable except where required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement. A tandem stock appreciation right or concurrent stock appreciation right may be transferred only by the method(s) applicable to the underlying option. In addition, any shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

     The following is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the grant and exercise of awards under the Incentive Plan, does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which a participant may reside.

     Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term, mid-term or short-term depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the 1934 Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Incentive Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the 1934 Act.

     Restricted Stock and Stock Bonuses. Restricted stock and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

     Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held. Slightly different rules may apply to persons who acquire stock subject to certain repurchase options or when subject to Section 16(b) of the 1934 Act.

     Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

     Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards granted in the future under the Incentive Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by shareholders.

     Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors;" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors;" (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, shareholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

     The following table presents certain information with respect to options granted under the Incentive Plan during the fiscal year ended December 31, 1997 to (i) the Named Executive Officers (as defined below), (ii) all executive officers as a group and (iii) all non-executive officer employees as a group. No non-employee directors have been authorized to receive grants under the Incentive Plan.

                               NEW PLAN BENEFITS

                            1995 EQUITY BENEFIT PLAN

                                                             NUMBER OF SHARES SUBJECT
           NAME AND POSITION              DOLLAR VALUE(1)       TO OPTIONS GRANTED
           -----------------              ---------------    ------------------------
Stuart W. Clifton.......................    $1,071,000                70,000
  Chairman of the Board,                    $1,905,000               120,000
  President and Chief Executive Officer
Norman R. Farquhar......................    $  459,000                30,000
  Executive Vice President, Chief
  Financial Officer and Director
Robert C. Vernon........................    $  814,000                40,000
  President, International Operations
Mark Hellinger..........................    $  508,750                25,000
  President, ERP Systems Group
Robert W. Brandel.......................    $  765,000                50,000
  Former President, Information Systems
     Group
All Executive Officers as a Group.......    $5,522,750               335,000
All Non-Executive Officer Employees as a
  Group.................................    $5,126,625               296,000

---------------
(1) Exercise price multiplied by the number of shares underlying the option(s).

                                   PROPOSAL 5

         APPROVAL OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

     In September 1995, the Board of Directors adopted, and the shareholders subsequently approved, the 1995 Employee Stock Purchase Plan (the "Purchase Plan"), authorizing the issuance of 150,000 shares of the Company's Common Stock, which was increased in February 1997 to increase the aggregate number of shares authorized for issuance under the Purchase Plan to 300,000 shares. The Purchase Plan provides a means by which employees of the Company and its affiliates may purchase Common Stock of the Company at a discount through accumulated payroll deductions. At March 31, 1998, an aggregate of 300,000 shares had been issued under the Purchase Plan, and no shares remained for the grant of future rights under the Purchase Plan.

     In January 1998, the Board adopted amendments to the Purchase Plan, subject to shareholder approval, to increase the aggregate number of shares authorized for issuance under the Purchase Plan to 1,050,000 shares.

     Shareholders are requested in this Proposal 5 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Purchase Plan, as amended. In order to take advantage of the exemption contained in Rule 16b-3 promulgated by the SEC, for purposes of this vote and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5

     The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

     The purpose of the Purchase Plan is to assist the Company in retaining the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company. As of March 31, 1998, approximately 1,066 of the Company's 1,244 employees were eligible to participate in the Purchase Plan.

     The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

     The Purchase Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Purchase Plan and, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock will be granted, to determine the provisions of each offering of such rights, and to designate which affiliates of the Company shall be eligible to participate in the Purchase Plan. The Board of Directors is authorized to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. The Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan. The Board has delegated administration of the Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

OFFERINGS

     Under the Purchase Plan, the Board may provide for the grant of rights to purchase Common Stock to eligible employees (an "Offering") on a date or dates to be selected by the Board. The Board authorized the first Offering beginning October 26, 1995, the effective date of the Company's initial public offering, and extending until July 31, 1997. The next Offering began on August 1, 1997 and will end on July 31, 1999. Subsequent Offerings will commence on August 1 every two years, beginning with calendar year 1999 and will end on the day prior to the second anniversary of the date the Offering commences.

ELIGIBILITY

     Rights to purchase stock may be granted under the Purchase Plan only to employees of the Company and its affiliates who are employed by the Company or its designated affiliates on the date an offering commences, and whose customary employment with the Company or its affiliates is at least 20 hours per week and at least five months per calendar year, unless otherwise determined by the Board. The Board may provide that if an employee becomes eligible to participate in the Purchase Plan during the course of an Offering, the employee may receive a right under that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, except that (i) the date on which the right is granted shall be the offering date for all purposes, including the determination of the exercise price, (ii) the period of the Offering for such right shall begin on its offering date and end coincident with the end of such Offering, and (iii) the Board may provide that if a person becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering. Officers of the Company shall be eligible to participate in Offerings, although the Board may provide that certain highly compensated employees shall not be eligible to participate.

     Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

TERMS OF RIGHTS

     The following is a description of the terms of rights granted under the Purchase Plan.

     Rights; Purchase Price. On each date an Offering commences (the "Offering Date"), each eligible employee shall be granted the right to purchase the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board not exceeding 15% of such employee's earnings during the period which begins on the Offering Date and ends on a designated date not in excess of 27 months after the Offering Date. In connection with each Offering, the Board shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees. If an Offering contains more than one exercise date, the Board may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given exercise date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board will make a pro rata allocation of the shares available in as nearly a uniform manner as practicable and as the Board deems equitable.

     The purchase price of stock acquired pursuant to rights granted under the Purchase Plan will not be less than the lesser of (i) an amount equal to 85% of the fair market value of the stock on the Offering Date, or (ii) an amount equal to 85% of the fair market value of the stock on the exercise date.

     Transferability. Rights granted under the Purchase Plan are nontransferable and may be exercised only by the person to whom such rights are granted.

     Exercise. On each exercise date, a participant's accumulated payroll deductions and any other additional permitted payments (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Purchase Plan, at the purchase price specified in the Offering. No fractional shares will be issued upon the exercise of rights granted under the Purchase Plan. Any accumulated payroll deductions remaining in a participant's account after the purchase of the number of whole shares purchasable at the purchase price specified in the Offering in an amount less than is required to purchase one whole share will be held in the participant's account for the purchase of shares under the next Offering under the Purchase Plan, unless the participant withdraws from the next Offering or is no longer eligible to be granted rights under the Purchase Plan, in which case such amount shall be distributed to the participant after the final exercise date, without interest. Any accumulated payroll deductions remaining in a participant's account after such purchase in an amount greater than that required to purchase one share will be distributed to the participant without interest.

PARTICIPATION, WITHDRAWAL AND TERMINATION

     An eligible employee may become a participant in an Offering by delivering a participation agreement to the Company authorizing payroll deductions of up to the maximum percentage of such employee's earnings during the Offering, as specified by the Board. Payroll deductions made for a participant shall be credited to an account for such participant under the Purchase Plan and deposited with the general funds of the Company. A participant may reduce, increase or begin payroll deductions after the beginning of any purchase period only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the purchase period.

     A participant may terminate payroll deductions under the Purchase Plan and withdraw from an Offering at any time during the Offering by delivering to the Company a notice of withdrawal. Upon such withdrawal, the Company will distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent such deductions have been used to acquire stock for the participant) under the Offering, without interest, and the participant's interest in that Offering will be automatically terminated. Such withdrawal will have no effect upon such participant's eligibility to participate in any other Offerings under the Purchase Plan, but the participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings.

     Rights granted under the Purchase Plan will terminate immediately upon cessation of a participating employee's employment, and the Company shall distribute to such employee all of his or her accumulated payroll deductions (reduced to the extent such deductions have been used to acquire stock for the terminated employee) without interest.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the Purchase Plan or subject to any rights granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Purchase Plan and rights outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding rights.

     In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then as determined by the Board in its sole discretion, the successor corporation may assume such outstanding rights or substitute similar rights, such rights may continue in full force and effect, or participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Purchase Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated, the Purchase Plan will terminate on September 12, 2005.

     The Board may also amend the Purchase Plan at any time or from time to time. However, no amendment shall be effective unless approved by the shareholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (i) modify the provisions as to eligibility for participation (to the extent such modification requires shareholder approval in order for the Purchase Plan to satisfy the requirements of Section 423 of the Code or to comply with the requirements of Rule 16b-3 of the 1934 Act); (ii) increase the number of shares reserved for rights; or (iii) modify the Purchase Plan in any other way if such modification requires shareholder approval in order for the Purchase Plan to satisfy the requirements of Section 423 of the Code or to comply with the requirements of Rule 16b-3 of the 1934 Act.

FEDERAL INCOME TAX INFORMATION

     The following is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the rights granted under the Purchase Plan, does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which a participant may reside.

     Rights granted under the Purchase Plan are intended to qualify for favorable federal tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code. A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

     If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a capital gain or loss. Capital gains generally are subject to lower tax rates than ordinary income.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price generally will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss realized by a participant upon the disposition of stock acquired under the Purchase Plan will be long-term, mid-term or short-term depending on how long the stock was held.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).

     The following table presents certain information with respect to shares purchased under the Purchase Plan during the fiscal year ended December 31, 1997 by (i) the Named Executive Officers (as defined below), (ii) all executive officers as a group and (iii) all non-executive officer employees as a group. Non-employee directors are not eligible to purchase shares under the Purchase Plan.

                               NEW PLAN BENEFITS

                       1995 EMPLOYEE STOCK PURCHASE PLAN

                                                                   NUMBER OF SHARES
              NAME AND POSITION                 DOLLAR VALUE(1)       PURCHASED
              -----------------                 ---------------    ----------------
Norman R. Farquhar............................   $   52,321.13           2,844
All Executive Officers as a Group.............   $   52,321.13           2,844
All Non-Executive Officer Employees as a
  Group.......................................   $1,941,540.47         110,180

---------------
(1) Fair market value on the date of purchase multiplied by the number of shares purchased.

                                   PROPOSAL 6

   APPROVAL OF THE 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AS AMENDED

     In September 1995, the Board of Directors adopted, and the shareholders subsequently approved, the 1995 Non-Employee Directors' Stock Option Plan, as amended in May 1996 (the "Directors' Plan"). As of March 31, 1998, options (net of cancelled or expired options) covering an aggregate of 100,000 shares of Common Stock had been granted under the Directors' Plan and only 53,334 shares (plus any shares that might in the future be returned to the plan as a result of cancellations or expiration of options) remained available for future grant under the Directors' Plan.

     During the last fiscal year, under the Directors' Plan, the Company has granted to all current directors who are not officers as a group options to purchase 85,000 shares at exercise prices of $14.50, $18.125 and $21.75 per share.

     Currently, there are 150,000 shares authorized for issuance under the Directors' Plan. In January 1998, the Board approved an amendment to the Directors' Plan, subject to shareholder approval, to (i) provide for a one-time 10,000-share option grant to each non-employee director as of the date of the 1998 Annual Meeting and (ii) increase the number of shares authorized for issuance under the Directors' Plan from 150,000 shares to a total of 300,000 shares. The Board adopted this amendment to attract and retain the services of persons capable of serving as non-employee directors, to provide incentives for such persons to exert maximum efforts to promote the success of the Company and to ensure that the Directors' Plan has sufficient shares reserved to allow for future automatic grants under such plan.

     Shareholders are requested in this Proposal 6 to approve the Directors' Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Directors' Plan, as amended. In order to take advantage of the exemption contained in Rule 16b-3 promulgated by the SEC, for purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 6.

     The essential features of the Directors' Plan are as follows:

GENERAL

     The Directors' Plan provides for the automatic grant of nonstatutory stock options to purchase shares of Common Stock to Non-Employee Directors (as defined below) of the Company. Subject to shareholder approval of this Proposal 6, the maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 300,000. Options granted under the Directors' Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Code.

PURPOSE

     The purpose of the Directors' Plan is to attract and retain the services of persons capable of serving as Non-Employee Directors on the Board of Directors and to provide incentives for such persons to exert maximum efforts to promote the success of the Company.

ADMINISTRATION

     The Directors' Plan is administered by the Board of Directors of the Company. The Board of Directors has the final power to construe and interpret the Directors' Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board of Directors is authorized to delegate administration of the Directors' Plan to a committee of not fewer than two members of the Board. The Board of Directors does not presently contemplate delegating administration of the Directors' Plan to any committee of the Board of Directors.

ELIGIBILITY

     The Directors' Plan provides that options may be granted only to Non-Employee Directors of the Company who are Eligible Directors. A "Non-Employee Director" is defined in the Directors' Plan as a director of the Company or any of its affiliates who is not otherwise an employee of the Company or any affiliate. "Eligible Directors" are defined in the Directors' Plan as all Non-Employee Directors of the Company serving as members of the Board from time to time after the effectiveness of the Company's initial public offering; provided, however, that any Non-Employee Director whose membership on the Board of Directors commenced prior to the Company's initial public offering pursuant to a capital investment in the Company by an entity which such Non-Employee Director represents shall become an Eligible Director only if and when he or she is elected as a Non-Employee Director by the shareholders of the Company after such initial public offering.

     Option grants under the Directors' Plan are non-discretionary. Each person who, after the effectiveness of the Company's Registration Statement filed in connection with the Company's initial public offering, for the first time becomes an Eligible Director shall be granted upon the date of his or her initial election to be a Non-

Employee Director by the Board or shareholders of the Company, an option to purchase 20,000 shares of Common Stock. In addition, on the date of the annual meeting of shareholders each year, each Eligible Director who is not elected a director for the first time at such meeting shall be granted an option to purchase 5,000 shares of Common Stock. In addition, subject to shareholders approval of this Proposal 6, on the date of the 1998 Annual Meeting, each Eligible Director will receive a one-time 10,000-share option grant.

TERMS OF OPTIONS

     Each option under the Directors' Plan is subject to the following terms and conditions:

     Option Exercise. Under the Directors' Plan, as amended, options granted become exercisable in installments over a period of three years from the date of grant as follows: one-twelfth ( 1/12) of the shares will vest on the date three months after the date of grant and one thirty-sixth ( 1/36) of the shares shall vest each month thereafter. Options granted under the Directors' Plan prior to May 1997 become exercisable in installments over a period of four years from the date of grant as follows: one-sixteenth ( 1/16) of the shares will vest on the date three months after the date of grant and one forty-eighth ( 1/48) of the shares shall vest each month thereafter. Such vesting is conditioned upon continued service as a director, employee or consultant of the Company. An option granted under the Directors' Plan may be exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company.

     Exercise Price; Payment. The exercise price of options granted under the Directors' Plan shall be equal to 100% of the fair market value of the Common Stock subject to such options on the date of grant. The exercise price of options granted under the Directors' Plan may be paid in cash or by delivery of shares of Common Stock of the Company that have been held for the period required to avoid a charge to the earnings of the Company. Any shares so surrendered shall be valued at their fair market value on the date of exercise.

     Transferability; Term. Under the Directors' Plan, an option may not be transferred by the optionee, except by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order." During the lifetime of an optionee, an option may be exercised only by the optionee or transferee pursuant to such order. No option granted under the Directors' Plan is exercisable by any person after the expiration of ten years from the date the option is granted.

     Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as may be determined by the Board of Directors.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating, dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

     In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger were converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or any other capital reorganization after which less than 50% of the outstanding voting shares of the new or continuing corporation are owned by shareholders of the Company immediately before such transactions, then to the extent permitted by applicable law, the time during which such options may be exercised shall be accelerated, and the options terminated if not exercised prior to such event.

DURATION, AMENDMENT AND TERMINATION

     The Board of Directors may amend, suspend or terminate the Directors' Plan at any time or from time to time; provided, however, that the Board may not amend the Directors' Plan with respect to the amount, price or timing of grants more often than once every six months. No amendment will be effective unless approved by the shareholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for options under the Directors' Plan; (ii) modify the requirements as to eligibility for participation in the Directors' Plan (to the extent such modification requires shareholder approval in order for the Plan to comply with the requirements of Rule 16b-3; or (iii) modify the Directors' Plan in any other way if such modification requires shareholder approval in order for the Directors' Plan to meet the requirements of Rule 16b-3. Unless sooner terminated, the Directors' Plan will terminate on October 26, 2005.

FEDERAL INCOME TAX INFORMATION

     Stock options granted under the Directors' Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

     The following is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors' Plan, does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

     Options granted under the Directors' Plan are nonstatutory options. There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the 1934 Act.

                                   PROPOSAL 7

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 7.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 18, 1998 by: (i) each of the executive officers named in the Summary Compensation Table; (ii) each director;
(iii) all those known by the Company to be beneficial owners of more than five percent of its Common Stock; and (iv) all executive officers and directors of the Company as a group.

                                                         BENEFICIAL OWNERSHIP(1)
                                                         -----------------------
                                                         NUMBER OF    PERCENT OF
                   BENEFICIAL OWNER                       SHARES        TOTAL
                   ----------------                      ---------    ----------
Stuart W. Clifton(2)(3)................................  1,061,881       7.46%
Norman R. Farquhar(3)(4)...............................     92,808       *
Robert W. Brandel(3)(5)................................    329,685       2.32%
Mark S. Howlett(6).....................................    296,567       2.09%
Nathan W. Bell(7)......................................    341,472       2.41%
Tony N. Domit(8).......................................      9,166       *
William P. Foley II(9).................................    289,999       2.04%
Ronald S. Parker(10)...................................     40,904       *
Roy Thiele-Sardina(8)..................................      9,166       *
Robert C. Vernon(11)...................................    848,426       5.98%
Mark Hellinger.........................................    269,627       1.90%
All executive officers and directors as a group (11
  persons)(12).........................................  4,867,747      25.26%

---------------
  *  Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal shareholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 14,186,327 shares outstanding on February 18, 1998, adjusted as required by rules promulgated by the Securities and Exchange Commission (the "SEC").

 (2) Includes 55,832 shares subject to options exercisable within 60 days of February 18, 1998.

 (3) Excludes 899,491 shares beneficially owned by the DCD Employee Stock Ownership Plan (the "ESOP") for which Messrs. Clifton, Farquhar and Brandel serve as trustees. Each of such trustees disclaims beneficial ownership of the ESOP shares.

 (4) Includes 92,808 shares subject to options exercisable within 60 days of February 18, 1998.

 (5) Includes 12,500 shares subject to options exercisable within 60 days of February 18, 1998.

 (6) Includes 16,666 shares subject to options exercisable within 60 days of February 18, 1998.

 (7) Includes 69 shares issuable upon exercise of a warrant held by Mr. Bell, 3,458 shares issuable upon exercise of a warrant held by PMF and 325,097 shares held by PMF. Mr. Bell is a general partner of PPC, which is the general partner of PMF. He disclaims beneficial ownership of securities held by PMF, except to the extent of his pro rata interest therein. Includes 4,444 shares subject to options exercisable within 60 days of February 18, 1998.

 (8) Includes 9,166 shares subject to options exercisable within 60 days of February 18, 1998.

 (9) Includes 170,000 shares held by Fidelity National Title Insurance Company of Pennsylvania ("Fidelity Pennsylvania") and 90,000 shares held by Fidelity National Title Insurance Company ("Fidelity"). Mr. Foley is an executive officer and director of Fidelity National Financial, Inc., which is affiliated with both Fidelity Pennsylvania and Fidelity. Includes 7,499 shares subject to options exercisable within 60 days of February 18, 1998.

(10) Includes warrants to purchase up to 8,197 shares of Common Stock. Includes 4,444 shares subject to options exercisable within 60 days of February 18, 1998.

(11) Includes 300,000 shares owned by the Vernon Family Charitable Remainder Trust.

(12) Includes 888,555 shares held by entities affiliated with directors and officers of the Company, 212,525 shares subject to options held by officers and directors exercisable within 60 days of February 18, 1998 and 11,724 shares issuable upon exercise of warrants held by directors and entities affiliated with directors. See note (2) and notes (4) through (11).

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     The members of the Board of Directors are not compensated for attendance at Board and Committee meetings. They are, however, eligible for reimbursement for their expenses incurred in connection with such attendance in accordance with Company policy.

     Non-employee directors are also eligible for grants of options under the Directors' Plan, as described in Proposal 6, above.

     The Company has entered into certain loan agreements with, and has issued warrants to purchase Common Stock to, affiliates of Messrs. Bell and Parker, directors of the Company. Such loan agreements were terminated in November 1995. In connection with the Company's Series A Preferred Stock financing in August 1995, the Company issued to Mr. Bell a warrant to purchase 69 shares of Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ended December 31, 1995, 1996 and 1997, certain compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company who earned more than $100,000 in the fiscal year ended December 31, 1997 and one individual for whom disclosure would have been provided but for the fact the individual was not serving as an executive officer at the end of the last fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                 ANNUAL COMPENSATION(1)               AWARDS(2)
                                        ----------------------------------------    -------------
                                                                      OTHER          SECURITIES       ALL OTHER
                              FISCAL     SALARY       BONUS          ANNUAL          UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR       ($)          ($)       COMPENSATION($)    OPTIONS(#)(3)       ($)(4)
---------------------------   ------    --------     --------    ---------------    -------------    ------------
Stuart W. Clifton...........   1997     $271,981     $270,000              --               --         $12,947
  Chairman of the Board,       1996     $272,000     $192,500(5)           --               --         $14,560
  President and Chief          1995     $250,000     $301,700(5)           --           30,000         $14,738
  Executive Officer
Robert C. Vernon(6).........   1997     $278,193     $ 52,500      $1,187,500(7)            --         $ 2,592
  President, International     1996           --           --              --               --              --
  Operations                   1995           --           --              --               --              --
Mark Hellinger(8)...........   1997     $210,692     $ 52,500      $  562,500(9)            --              --
  President, ERP Systems       1996           --     $ 46,426              --               --              --
  Group                        1995           --           --              --               --              --
Norman R. Farquhar..........   1997     $200,000     $150,000              --                          $ 4,832
  Executive Vice President,    1996     $183,333     $ 80,000              --          165,000         $ 2,213
  Chief Financial Officer      1995           --           --              --           19,230              --
  and Director
Robert W. Brandel(10).......   1997     $200,501     $100,000              --               --         $ 1,269
  Former President,            1996     $ 45,000(11)       --      $   80,000(12)           --              --
  Information Systems          1995           --           --              --               --              --
  Group
Mark S. Howlett(13).........   1997     $170,646(14)       --      $  150,000(15)           --         $ 1,839
  Former Executive Vice        1996     $180,000     $ 31,500              --               --         $ 6,065
  President, Sales and         1995           --           --              --           20,000         $ 7,108
  Marketing

---------------
 (1) As permitted by rules promulgated by the SEC, no amounts are shown with respect to certain perquisites where such amounts do not exceed the lesser of 10% of the sum of the amount in the salary and bonus columns or $50,000.

 (2) None of the named executive officers held restricted stock awards as of February 18, 1998.

 (3) All options were granted under the Incentive Plan. Reference is made to Proposal 4 above for a more detailed description of option grants under the Incentive Plan.

 (4) Includes the value of excess group term life insurance premiums paid on behalf of Messrs. Clifton, Vernon, Hellinger, Farquhar, Brandel and Howlett.

 (5) Mr. Clifton's bonus for 1995 includes advances of $91,700 made in 1994 and approved by the Board as a 1995 bonus in June 1995. Mr. Clifton's bonus for 1995 includes a bonus of $210,000 for services rendered in 1995, which bonus was paid in 1996. Mr. Clifton's bonus for 1996 includes advances of $90,000 made in 1994 and approved by the Board as a 1996 bonus in February 1997. Mr. Clifton's bonus for 1997 includes advances of $90,000 made in 1997 and approved by the Board as a 1997 bonus in 1997.

 (6) Includes the portion of Mr. Vernon's salary paid by Interactive Group, Inc. See "-- Employment Agreements."

 (7) Includes a retention bonus granted to Mr. Vernon pursuant to his employment agreement and payment pursuant to a non-compete agreement. See
     "-- Employment Agreements."

 (8) Includes the portion of Mr. Hellinger's salary paid by Interactive Group, Inc. See "-- Employment Agreements."

 (9) Includes a retention bonus granted to Mr. Hellinger pursuant to his employment agreement and payment pursuant to a non-compete agreement. See "-- Employment Agreements."

(10) In November 1997, Mr. Brandel provided the Company with notice of his intention to resign as President, Information Systems Group of the Company. Mr. Brandel's resignation became effective as of January 30, 1998.

(11) Excludes the portion of Mr. Brandel's salary paid by DCD Corporation ("DCD") prior to the Company's acquisition of DCD in September 1996. See "-- Employment Agreements."

(12) Includes a retention bonus paid to Mr. Brandel pursuant to Mr. Brandel's employment agreement with DCD. See "-- Employment Agreements."

(13) Mr. Howlett resigned as Executive Vice President, Sales and Marketing effective May 31, 1997.

(14) Includes the salary paid to Mr. Howlett before his resignation from the Company effective May 31, 1997. Also includes $79,922 paid to Mr. Howlett under a consultant agreement between Mr. Howlett and the Company and $15,720 paid to Mr. Howlett in commissions.

(15) Includes a payment made to Mr. Howlett pursuant to a non-compete agreement.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its Incentive Plan. The following tables show, for the fiscal year ended December 31, 1997, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                            ---------------------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                            NUMBER OF           % OF                                                     AT ASSUMED ANNUAL
                            SECURITIES      TOTAL OPTIONS                                              RATES OF STOCK PRICE
                            UNDERLYING       GRANTED TO                                                    APPRECIATION
                             OPTIONS          EMPLOYEES     EXERCISE OR     MARKET                     FOR OPTION TERM(3)(4)
                             GRANTED          IN FISCAL     BASE PRICE     VALUE ON    EXPIRATION   ---------------------------
           NAME               (#)(1)           YEAR(2)        ($/SH)      GRANT DATE      DATE         5%($)          10%($)
           ----             ----------      -------------   -----------   ----------   ----------   ------------   ------------
Stuart W. Clifton.........    70,000(5)         11.1%         $15.30       $14.25       04/17/02     $  295,897     $  653,856
                             120,000(6)           19%         $15.875      $15.875      12/18/07     $1,200,150     $3,028,950
Robert C. Vernon..........    40,000(6)          6.3%         $20.35       $18.50       09/29/07     $  512,820     $1,294,260
Mark Hellinger............    25,000(6)          4.0%         $20.35       $18.50       09/29/07     $  320,513     $  808,913
Norman R. Farquhar........    30,000(6)          4.8%         $15.30       $14.25       04/17/07     $  289,170     $  729,810
Robert W. Brandel.........    50,000(6)          7.9%         $15.30       $14.25       04/17/07     $  481,950     $1,216,350

---------------
(1) The options will fully vest upon a change in control of the Company as defined in the Incentive Plan unless the acquiring company assumes the options or substitutes similar options. The term of the options is generally ten years.

(2) Based on options to purchase 631,000 shares granted to employees, including Named Executive Officers, under the Incentive Plan in fiscal 1997.

(3) Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The total appreciation of the options over their ten-year terms at 5% and 10% is 63% and 159%, respectively. These amounts do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.

(4) The term of Mr. Clifton's option to purchase 70,000 shares is five years. The total appreciation of these options over their five-year term at 5% and 10% is 28% and 61%, respectively.

(5) Such option becomes exercisable over a three-year period with shares vesting in 36 equal monthly installments.

(6) Such options become exercisable over a four-year period, with 25% of the shares subject to such options vesting on the first anniversary of the respective grant dates and the remainder vesting monthly thereafter.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information indicating that none of the Named Executive Officers exercised stock options during the fiscal year ended December 31, 1997. The following table also sets forth the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1997.

                                                            NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                           OPTIONS AT DECEMBER 31,          AT DECEMBER 31,
                                                                 1997(#)(1)                   1997($)(2)
                        SHARES ACQUIRED       VALUE       -------------------------    -------------------------
NAME                    ON EXERCISE(#)     REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                    ---------------    -----------    -------------------------    -------------------------
Stuart W. Clifton.....         0               --               21,666/198,334             $198,244/876,506
Robert C. Vernon......         0               --                    0/ 40,000                    0
Mark Hellinger........         0               --                    0/ 25,000                    0
Norman R. Farquhar....         0               --              110,580/103,650             $979,549/629,589
Robert W. Brandel.....         0               --                    0/ 50,000             $      0/228,750
Mark S. Howlett.......         0               --               14,444/  5,556             $146,246/ 56,255

---------------
(1) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with an exercise price below the fair market value of the Company's Common Stock.

(2) Fair market value of the Company's Common Stock as of December 31, 1997 ($19.875) minus the exercise price. Negative values are indicated as "0".

                             EMPLOYMENT AGREEMENTS

     In May 1994, Stuart W. Clifton entered into an executive employment agreement with the Company which was amended and restated in December 1997. Under the terms of the amended and restated agreement, Mr. Clifton receives an annual salary of no less than $325,000 and bonuses and equity compensation as determined by the Compensation Committee of the Board of Directors. In addition, the agreement provides that during each quarter, Mr. Clifton is entitled to advances in the amount of $33,000, provided that the aggregate amount of all outstanding advances does not exceed $264,000. The agreement provides that advances be repaid by deduction from any annual bonus awarded to Mr. Clifton and net proceeds from any sale of the Company's securities held by him. If the advances for any calendar year are not repaid from his annual bonus awarded for such year or from his net proceeds from sales of the Company's securities owned by him during such year, the advances will commence bearing interest on the date bonuses are determined by the Compensation Committee during such year. All outstanding advances, including interest accrued thereon, are due and payable in full five years from the effective date of the agreement. In fiscal 1997, the Compensation Committee, with Mr. Clifton's consent, decided to discontinue such bonus advances to Mr. Clifton. The principal amount of such advances outstanding as of December 31, 1997 was $97,205. If Mr. Clifton's employment is terminated by the Company without cause, under the agreement he is entitled to receive as severance two times his then-current base salary plus two times his most recent annual bonus, payable in equal monthly installments over the 12-month period following the date of termination, continued health insurance benefits and automatic forgiveness by the Company of any outstanding advances in principal sum not exceeding $198,000 and all accrued interest thereon. If Mr. Clifton's employment is terminated by the Company for cause or he resigns, all of his executive compensation will cease immediately, no severance benefits will be provided and all outstanding advances and accrued interest thereon will be automatically due and payable in full. In addition, in the event that, at the time of or within 12 months following a merger or other change in control of the Company which occurs after December 19, 1998, the Company or its successor terminates Mr. Clifton's employment without cause or Mr. Clifton voluntarily terminates his employment for reason or for no reason, all options then owned by Mr. Clifton shall immediately accelerate and become fully vested and exercisable.

     Pursuant to an executive employment agreement between the Company and Mark
S. Howlett entered into in May 1994, Mr. Howlett received a base salary of $74,004 and commissions of $15,720 for his employment with the Company from January 1, 1997 through May 31, 1997. On May 31, 1997, Mr. Howlett resigned as an employee of the Company but agreed to become a consultant for the Company. In connection with Mr. Howlett's resignation as an employee, and in connection with a non-compete arrangement he was granted a severance payment of $150,000 and continued health insurance benefits until June 1, 1998 or until Mr. Howlett begins full-time employment with another company wherein comparable health benefits are offered. The Company agreed to pay Mr. Howlett a salary of $137,000 for consulting services to the Company from June 1, 1997 until November 30, 1998 and as of December 31, 1997, had paid Mr. Howlett $79,922 in consulting fees.

     Pursuant to an offer letter dated January 17, 1996, Norman R. Farquhar received an annual base salary of $200,000, which is subject to review and adjustment by the compensation committee, and a cash bonus of $50,000 for the fiscal year beginning January 1, 1996. Upon commencement of his employment in February 1996, Mr. Farquhar was granted an option to purchase 135,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant, which option vests monthly over a three-year period. If Mr. Farquhar's employment is terminated with or without cause Mr. Farquhar agrees, for one year following such termination, to not solicit any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business.

     Pursuant to a letter agreement between DCD and Mr. Brandel entered into in September 1996 in connection with the Company's acquisition of DCD, Mr. Brandel receives an annual base salary of $180,000 and received a retention bonus of $80,000. The retention bonus is conditioned upon Mr. Brandel's continued full-time employment with DCD for two years following the date of the agreement, and in the event that his employment terminates prior to such time (unless terminated by DCD without cause), Mr. Brandel will be required to return to DCD the portion of such retention bonus equal in proportion to the remaining portion of his two-year obligation. Effective January 30, 1998, Mr. Brandel resigned as an employee of the Company, and DCD agreed to waive any obligation of Mr. Brandel to return any portion of his retention bonus.

     Pursuant to a letter agreement between the Company and Mr. Vernon entered into in September 1997 in connection with the Company's acquisition of Interactive Group, Inc., Mr. Vernon receives an annual base salary of $250,000 and received a retention bonus of $300,000, payable quarterly over two years, with the first payment being made on October 1, 1997. Under the Agreement, if Mr. Vernon's employment is terminated by the Company without cause, he is entitled to receive as severance his annual salary as of that date payable in equal monthly installments over the 12-month period following the date of termination and the remainder of his retention bonus. In connection with Mr. Vernon's employment, he also entered into a Noncompetition Agreement with the Company pursuant to which the Company paid Mr. Vernon $1,150,000. Under the terms of the Noncompetition Agreement, Mr. Vernon agreed that he would not compete with the Company or solicit the Company's employees or customers until the sooner of three years after Mr. Vernon's termination of employment with the Company or September 2002.

     Pursuant to a letter agreement between the Company and Mr. Hellinger entered into in September 1997 in connection with the Company's acquisition of Interactive Group, Inc., Mr. Hellinger receives an annual base salary of $250,000 and received a retention bonus of $300,000, payable quarterly over two years, with the first payment being made on October 1, 1997. Under the Agreement, if Mr. Hellinger's employment is terminated by the Company without cause, he is entitled to receive as severance his annual salary as of that date payable in equal monthly installments over the 12-month period following the date of termination and the remainder of his retention bonus. In connection with Mr. Hellinger's employment, he also entered into a Noncompetition Agreement with the Company pursuant to which the Company paid Mr. Hellinger $525,000. Under the terms of the Noncompetition Agreement, Mr. Hellinger agreed that he would not compete with the Company or solicit the Company's employees or customers until the sooner of two years after Mr. Hellinger's termination of employment with the Company or September 2000.

     The Company pays the annual premium on split-dollar life insurance policies taken out on the lives of Stuart W. Clifton, Norman R. Farquhar, Robert W. Brandel, Robert C. Vernon and Mark Hellinger. The face value of each policy and the portion of the premium that is required to be taken into income by each insured employee are as follows:

                                                         TAXABLE PORTION
                                           FACE VALUE      OF PREMIUM
                                           ----------    ---------------
Stuart W. Clifton........................  $3,000,000        $4,804
Norman R. Farquhar.......................  $1,500,000        $2,134
Robert W. Brandel........................  $1,500,000        $  928
Robert C. Vernon.........................  $1,500,000        $    0
Mark P. Hellinger........................  $1,500,000        $   47

     Upon the death of the insured, or upon the earlier termination of the split-dollar agreement between the Company and the insured, the Company will be repaid the greater of the cash surrender value of the policy or the amount of the insurance premiums paid by the Company. However, in the event of a change in control of the Company, the Company will be entitled to receive only the cash surrender value of the policy. Upon the occurrence of certain events, the insured employee will become vested in the split-dollar life insurance policy. Upon the occurrence of a "vesting event," the Company will be obligated to continue making premium payments on the split-dollar insurance policy until the death of the insured employee. The vesting events are: completion of 60 months of employment following the establishment of the split-dollar agreement; attaining age 55; becoming disabled; or a change in control of the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

     The Company's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board"). The Committee is appointed by the Board and is comprised of three non-employee directors. The Committee has responsibility for all compensation matters concerning the Company's executive officers.

COMPENSATION PHILOSOPHY

     The Board's executive compensation program strongly links management pay with the Company's annual and long-term performance. The program is intended to attract, motivate and retain senior management by providing compensation opportunities that are consistent with Company performance. The program provides for base salaries which reflect such factors as level of responsibility, individual performance, internal fairness and external competitiveness; annual incentive cash bonus awards which are payable upon the Company's achievement of annual financial and strategic objectives approved by the Board; and long-term incentive opportunities, generally in the form of stock options which strengthen the mutuality of interest between management and the Company's shareholders.

     The following is a discussion of each of the elements of the Company's executive compensation program including a description of the decisions and actions taken by the Committee with respect to compensation in fiscal 1997 for the Chief Executive Officer and all executive officers as a group.

MANAGEMENT COMPENSATION PROGRAM

     Compensation paid to the Company's executive officers for fiscal 1997 (as reflected in the foregoing tables with respect to the Named Executive Officers) consisted of the following elements: base salary, cash bonuses and stock options granted under the Incentive Plan.

---------------

 (1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

BASE SALARY

     With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors including the executive's levels of responsibility and individual performance, and the salaries of similar positions in the Company and in comparable companies in the Company's industry segment. The Committee believes that its process for determining and adjusting the base salary of executive officers is fully consistent with sound personnel practices and is subject to the terms and conditions of their respective employment agreements. Annual adjustments in base salaries typically are made effective at the beginning of the calendar year for which they are intended to apply and therefore reflect in large part prior year's business and individual performance achievements.

ANNUAL BONUS PROGRAM

     The Company's bonus program encourages executive officers to achieve corporate and individual objectives as established at the beginning of the year. Bonus earnings opportunities primarily derive from the achievement of corporate objectives, which objectives are based on a scale commensurate with the executive's ability to effect company-wide goals. Incentive bonuses are awarded if certain minimum corporate earnings thresholds are met. Below such minimum, no corporate incentive bonus is normally permitted. The Company's bonus program applied to all executive officers of the Company beginning in 1996.

1995 EQUITY INCENTIVE PLAN

     The long term incentive element of the Company's management compensation program provides for grants of stock awards, which include (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock bonuses, (iv) rights to purchase restricted stock and (v) stock appreciation rights. These discretionary stock awards are granted and administered by the Committee under the Incentive Plan, which is intended to create an opportunity for employees of the Company to acquire an equity ownership interest in the Company and thereby enhance their efforts in the service of the Company and its shareholders. The Committee believes that as a result of increasing competitiveness in the high technology industry for critical talent, the Company will be required to use the grant of stock options aggressively in order to attract and retain qualified management personnel. The compensatory and administrative features of the Incentive Plan conform in all material respects to the design of standard comparable plans in industry and are, in the Committee's estimation, fair and reasonable.

     In 1997, the Committee granted options to purchase 335,000 shares of Common Stock to five executive officers. 120,000 of such stock options become exercisable over a three-year period with shares vesting in 36 equal monthly installments and the remaining options become exercisable over a four-year period with shares vesting 25% one year from the date of the grant and the remaining 75% in 36 equal monthly installments. The Committee believes that by rationing the exercisability of these stock options over a three-year period, the executive retention impact of the Incentive Plan will be strengthened and management's motivation to enhance the value of the Company's stock will be constructively influenced.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Pursuant to an executive employment agreement between the Company and Stuart W. Clifton, Chairman of the Board, President and Chief Executive Officer of the Company, entered into in May 1994, Mr. Clifton received a base salary of $272,000 in 1997. In December 1997, based on Mr. Clifton's performance during 1997 and to reflect the scope of responsibilities associated with the combination of the Company and Interactive Group, Inc., the Compensation Committee increased Mr. Clifton's base salary by $53,000 to $325,000. In addition, although Mr. Clifton's executive employment agreement provides for advances to be made by the Company to Mr. Clifton each year, in fiscal 1997, the Compensation Committee, with Mr. Clifton's consent, decided to discontinue such advances to Mr. Clifton. See "Employment Agreements."

     Among the factors considered by the Committee in its consideration of Mr. Clifton's ongoing performance were the continued expansion of the Company's core businesses into both domestic and international markets, the continued success of the Company's new product development, sales and marketing efforts, and the fiscal 1997 financial performance of the Company and its subsidiaries measured by actual-versus-target sales and actual-versus-target earnings.

     Mr. Clifton's annual bonus award for fiscal 1997 was earned under the program established and approved by the Committee at the beginning of fiscal 1996. As the senior corporate executive officer, his bonus generally reflected the significant growth and financial performance of the Company in fiscal 1997. The $140,000 bonus awarded for 1997 reflected various substantial achievements, including the successful completion of the Company's acquisition of Interactive Group, Inc. and the subsequent integration of the two companies, significant sales growth apart from the Interactive Group, Inc. acquisition and the recruitment of additional senior management personnel.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                                          SUBMITTED BY THE COMPENSATION
                                          COMMITTEE OF THE BOARD OF DIRECTORS:
                                          William P. Foley, II
                                          Ronald S. Parker
                                          Roy Thiele-Sardina

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows a comparison of cumulative total returns for the Company, the Center for Research in Securities Prices Index for the Nasdaq Stock Market (United States Companies) (the "CRSP Nasdaq U.S. Index") and the Center for Research in Securities Prices Index for the Nasdaq Computer and Data Processing Stocks (the "CRSP Nasdaq Computer Index") for the period that commenced on October 27, 1995 (the date on which the Company's Common Stock was first traded on the Nasdaq National Market) and ended on December 31, 1997. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on October 27, 1995 and that all dividends, if any, have been reinvested.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT
 (DATAWORKS CORPORATION, CRSP NASDAQ STOCK MARKET U.S. (U.S. COMPANIES) INDEX,
             CRSP NASDAQ COMPUTER AND DATA PROCESSING STOCKS INDEX)

                                                                             CRSP INDEX FOR
                                                         CRSP INDEX FOR        THE NASDAQ
                                                        THE NASDAQ STOCK      COMPUTER AND
        MEASUREMENT PERIOD             DATA WORKS        MARKET (UNITED      DATA PROCESSING
      (FISCAL YEAR COVERED)            CORPORATION      STATES COMPANIES)        STOCKS
10/27/95                                 100.00              100.00              100.00
12/31/95                                  97.12              101.80               99.44
3/31/96                                   98.08              106.56               99.44
6/30/96                                  136.54              115.26              115.73
9/30/96                                  200.00              119.36              118.03
12/31/96                                 194.23              125.23              122.81
3/31/97                                  111.54              118.49              113.94
6/30/97                                  168.27              140.21              146.12
9/30/97                                  141.35              163.93              159.78
12/31/97                                 152.88              153.74              150.80

---------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under California law and the Company's Bylaws.

     The principal amount of all outstanding advances paid to Mr. Clifton pursuant to his executive employment contract as of December 31, 1997 was $97,205. See "Employment Agreements."

     In September 1997, the Company entered into an employment agreement with Robert C. Vernon, President International Operations of the Company. See "Employment Agreements." In September 1997, pursuant to his employment agreement with the Company, Mr. Vernon received a grant of an option under the Incentive Plan to purchase 40,000 shares of Common Stock at an exercise price of $20.35 per share.

     In September 1997, the Company entered into an employment agreement with Mark Hellinger, President ERP Systems Group of the Company. See "Employment Agreements." In September 1997 pursuant to his employment agreement with the Company, Mr. Hellinger received a grant of an option under the Incentive Plan to purchase 25,000 shares of Common Stock at an exercise price of $20.35 per share.

     In connection with the Company's acquisition of Interactive Group, Inc. in September 1997, each share of Interactive Group, Inc. Common Stock, $.001 par value, outstanding immediately prior to the closing of the acquisition converted into approximately 0.8054 of a share of Common Stock, no par value, of the Company. Robert C. Vernon, a former shareholder and the former Chairman and Chief Executive Officer of Interactive Group, Inc., received 848,426 shares of the Company's Common Stock and $1.46 in lieu of fractional shares in exchange for his Interactive Group, Inc. Common Stock in the acquisition. Mark Hellinger, a former shareholder and the former President and Chief Operating Officer, North American Operation of Interactive Group, Inc., received 269,627 shares of the Company's Common Stock in exchange for his Interactive Group, Inc. Common Stock in the acquisition.

     The Company has entered into certain additional transactions with its directors and officers, as described under the caption "Executive Compensation."

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Rick E. Russo
                                          Secretary

April   , 1998

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, RICK E. RUSSO, DATAWORKS CORPORATION, 5910 PACIFIC CENTER BOULEVARD, SUITE 300, SAN DIEGO, CALIFORNIA 92121.

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (hereinafter called the "Merger
Agreement") is made as of             , 1998, by and between DataWorks
Corporation, a California corporation ("DataWorks California"), and DataWorks Corporation, a Delaware corporation ("DataWorks Delaware"). DataWorks California and DataWorks Delaware are sometimes referred to as the "Constituent Corporations."

     The authorized capital stock of DataWorks California consists of thirty million (30,000,000) shares, of which twenty-five million (25,000,000) shares are designated Common Stock, no par value, and five million (5,000,000) shares are designated Preferred Stock, no par value. The authorized capital stock of DataWorks Delaware consists of fifty million (50,000,000) shares of Common Stock, $.001 par value, and five million (5,000,000) shares of Preferred Stock, $.001 par value per share.

     The directors of the Constituent Corporations deem it advisable and to the advantage of said corporations that DataWorks California merge into DataWorks Delaware upon the terms and conditions herein provided.

     Following the Merger (as defined below) the subsidiaries of DataWorks California shall be the subsidiaries of DataWorks Delaware.

     NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that DataWorks California shall merge into DataWorks Delaware on the following terms, conditions and other provisions:

1.  TERMS AND CONDITIONS

     1.1 MERGER. DataWorks California shall be merged with and into DataWorks Delaware (the "Merger"), and DataWorks Delaware shall be the surviving corporation (the "Surviving Corporation") effective at [10:00 a.m. (Pacific
Daylight Time) on June   , 1998] (the "Effective Time").

     1.2 SUCCESSION. At the Effective Time, DataWorks Delaware shall continue its corporate existence under the laws of the State of Delaware, and the separate existence and corporate organization of DataWorks California, except insofar as it may be continued by operation of law, shall be terminated and cease.

     1.3 TRANSFER OF ASSETS AND LIABILITIES. At the Effective Time, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all of the disabilities, duties and restrictions of or upon each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, and all things in action or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that the liabilities of the Constituent Corporations and of their shareholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place except as they may be modified with the consent of such creditors and all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     1.4 COMMON STOCK OF DATAWORKS CALIFORNIA AND DATAWORKS DELAWARE. At the Effective Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, (i) each share of Common Stock of DataWorks California issued and outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Common Stock of DataWorks Delaware; and (ii) each share of Common Stock of DataWorks Delaware issued and outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares.

     1.5 STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of the Common Stock of DataWorks California shall be deemed for all purposes to evidence ownership of and to represent the shares of DataWorks Delaware into which the shares of DataWorks California represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of DataWorks Delaware evidenced by such outstanding certificate as above provided.

     1.6 OPTIONS OF DATAWORKS CALIFORNIA. At the Effective Time, the Surviving Corporation will assume and continue all of DataWorks California's stock option plans in existence at the Effective Time, including without limitation all options outstanding under such stock option plans and any other outstanding options shall be converted into options of DataWorks Delaware, such that an option for one (1) share of DataWorks California shall be converted into an option for (1) share of DataWorks Delaware, with no change in the exercise price of the DataWorks Delaware option. No other changes in the terms and conditions of such options will occur. Effective at the Effective Time, DataWorks Delaware hereby assumes the outstanding and unexercised portions of such options and the obligations of DataWorks California with respect thereto.

     1.7 WARRANTS. On the Effective Time, the Surviving Corporation will assume and continue warrants of DataWorks California and the outstanding and unexercised portions of all warrants, including without limitation all warrants to purchase shares of Common Stock outstanding and any other outstanding warrants, shall be converted into warrants of DataWorks Delaware, such that a warrant for one (1) share of DataWorks California shall be converted into a warrant for one (1) share of DataWorks Delaware, with no change in the exercise price of the DataWorks Delaware warrant. No other changes in the terms and conditions of such warrants will occur. Effective on the Effective Date, DataWorks Delaware hereby assumes the outstanding and unexercised portions of such warrants and the obligations of DataWorks California with respect thereto.

     1.8 EMPLOYEE BENEFIT PLANS. At the Effective Time, the Surviving Corporation shall assume all obligations of DataWorks California under any and all employee benefit plans in effect as of the Effective Time with respect to which employee rights or accrued benefits are outstanding as of such time, including but not limited to the Company's 401(k) Plan provided, however, that one share Common Stock of DataWorks Delaware shall be substituted for each share of Common Stock of DataWorks California (if any) thereunder. At the Effective Time, the Surviving Corporation shall adopt and continue in effect all such employee benefit plans upon the same terms and conditions as were in effect immediately prior to the Merger and shall reserve that number of shares of DataWorks Delaware Common Stock with respect to each such employee benefit plan as is equal to the number of shares of DataWorks California Common Stock (if any) so reserved at the Effective Time.

2.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and Bylaws of DataWorks Delaware in effect at the Effective Time shall continue to be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     2.2 DIRECTORS. The directors of DataWorks California immediately preceding the Effective Time shall become the directors of the Surviving Corporation at and after the Effective Time to serve until the expiration of their terms and until their successors are elected and qualified.

     2.3 OFFICERS. The officers of DataWorks California immediately preceding the Effective Time shall become the officers of the Surviving Corporation at and after the Effective Time to serve at the pleasure of its Board of Directors.

3.  MISCELLANEOUS

     3.1 FURTHER ASSURANCES. From time to time, and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of DataWorks California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of DataWorks California and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of DataWorks California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     3.2 AMENDMENT. At any time before or after approval by the shareholders of DataWorks California, this Merger Agreement may be amended in any manner (except that, after the approval of the Merger Agreement by the shareholders of DataWorks California, the principal terms may not be amended without the further approval of the shareholders of DataWorks California) as may be determined in the judgment of the respective Board of Directors of DataWorks Delaware and DataWorks California to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

     3.3 CONDITIONS TO MERGER. The obligation of the Constituent Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the Constituent Corporations in its sole discretion to the extent permitted by law):

          (a) the Merger shall have been approved by the shareholders of DataWorks California in accordance with applicable provisions of the General Corporation Law of the State of California; and

          (b) DataWorks California, as sole stockholder of DataWorks Delaware, shall have approved the Merger in accordance with the General Corporation Law of the State of Delaware; and

          (c) any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of DataWorks California to be material to consummation of the Merger shall have been obtained.

     3.4 ABANDONMENT OR DEFERRAL. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either DataWorks California or DataWorks Delaware or both, notwithstanding the approval of this Merger Agreement by the shareholders of DataWorks California or DataWorks Delaware or the prior filing of this Merger Agreement with the Secretary of State of the State of Delaware, or the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Boards of Directors of DataWorks California and DataWorks Delaware, such action would be in the best interest of such corporations. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or its Board of Directors or shareholders with respect thereto, except that DataWorks California shall pay all expenses incurred in connection with the Merger or in respect of this Merger Agreement or relating thereto.

     3.5 COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Merger Agreement, having first been fully approved by the Board of Directors of DataWorks California and DataWorks Delaware, is hereby executed on behalf of each said corporation and attested by their respective officers thereunto duly authorized.

                                          DATAWORKS CORPORATION
                                          a California corporation

                                          By:
                                            ------------------------------------
                                            Stuart W. Clifton
                                            President and Chief Executive
                                              Officer

ATTEST:

---------------------------------------------------
Rick E. Russo
Secretary

                                          DATAWORKS CORPORATION
                                          a Delaware Corporation

                                          By:
                                            ------------------------------------
                                            Stuart W. Clifton
                                            President and Chief Executive
                                              Officer

ATTEST:

---------------------------------------------------
Rick E. Russo
Secretary

                                                                       EXHIBIT B

                          CERTIFICATE OF INCORPORATION
                                       OF
                             DATAWORKS CORPORATION

     The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                       I.

     The name of this corporation is DataWorks Corporation.

                                      II.

     The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is the National Registered Agents, Inc.

                                      III.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

     A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is fifty-five million (55,000,000) shares. Fifty million (50,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A.

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

          2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          3. Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the "Voting Stock") or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of the Voting Stock.

          4. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

     B.

          1. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

          2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

          3. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.

          Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors,
     (ii) the Chief Executive Officer or President, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

          4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                      VI.

     A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

     A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal sections V, VI and VII of the Certificate of Incorporation.

                                     VIII.

     The name and the mailing address of the Sole Incorporator is as follows:

            NAME                      MAILING ADDRESS
            ----                      ---------------
Denise L. Woolard               Cooley Godward LLP
                                4365 Executive Drive, Suite
                                1100
                                San Diego, CA 92121-2128

     IN WITNESS WHEREOF, this Certificate has been subscribed this      day of
          , 1998 by the undersigned who affirms that the statements made herein are true and correct.

                                          --------------------------------------
                                          Denise L. Woolard
                                          Sole Incorporator

                                                                       EXHIBIT C

                                     BYLAWS
                                       OF
                             DATAWORKS CORPORATION
                            (A DELAWARE CORPORATION)

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Article I Offices...........................................   C-1
  Section 1.   Registered Office............................   C-1
  Section 2.   Other Offices................................   C-1
Article II Corporate Seal...................................   C-1
  Section 3.   Corporate Seal...............................   C-1
Article III Stockholders' Meetings..........................   C-1
  Section 4.   Place Of Meetings............................   C-1
  Section 5.   Annual Meetings..............................
  Section 6.   Special Meetings.............................   C-2
  Section 7.   Notice Of Meetings...........................   C-3
  Section 8.   Quorum.......................................   C-3
  Section 9.   Adjournment And Notice Of Adjourned
               Meetings.....................................   C-3
  Section 10.  Voting Rights................................   C-4
  Section 11.  Joint Owners Of Stock........................   C-4
  Section 12.  List Of Stockholders.........................   C-4
  Section 13.  Action Without Meeting.......................   C-4
  Section 14.  Organization.................................   C-4
Article IV Directors........................................   C-5
  Section 15.  Number.......................................   C-5
  Section 16.  Powers.......................................   C-5
  Section 17.  Term of Office...............................   C-5
  Section 18.  Vacancies....................................   C-5
  Section 19.  Resignation..................................   C-5
  Section 20.  Removal......................................   C-5
  Section 21.  Meetings.....................................   C-5
                (a) Annual Meetings.........................   C-5
                (b) Regular Meetings........................   C-6
                (c) Special Meetings........................   C-6
                (d) Telephone Meetings......................   C-6
                (e) Notice Of Meetings......................   C-6
                (f) Waiver Of Notice........................   C-6
  Section 22.  Quorum And Voting............................   C-6
  Section 23.  Action Without Meeting.......................   C-6
  Section 24.  Fees And Compensation........................   C-6
  Section 25.  Committees...................................   C-7
                (a) Executive Committee.....................   C-7
                (b) Other Committees........................   C-7
                (c) Term....................................   C-7
                (d) Meetings................................   C-7
  Section 26.  Organization.................................   C-7
Article V Officers..........................................   C-8
  Section 27.  Officers Designated..........................   C-8
  Section 28.  Tenure And Duties Of Officers................   C-8
                (a) General.................................   C-8
                (b) Duties Of Chairman Of The Board Of
                Directors...................................   C-8
                (c) Duties Of President.....................   C-8

                                                              PAGE
                                                              ----
                (d) Duties Of Vice Presidents...............   C-8
                (e) Duties Of Secretary.....................   C-8
                (f) Duties Of Chief Financial Officer.......   C-9
  Section 29.  Delegation Of Authority......................   C-9
  Section 30.  Resignations.................................   C-9
  Section 31.  Removal......................................   C-9
Article VI Execution Of Corporate Instruments And Voting Of
  Securities Owned By The Corporation.......................   C-9
  Section 32.  Execution Of Corporate Instruments...........   C-9
  Section 33.  Voting Of Securities Owned By The
     Corporation............................................  C-10
Article VII Shares Of Stock.................................  C-10
  Section 34.  Form And Execution Of Certificates...........  C-10
  Section 35.  Lost Certificates............................  C-10
  Section 36.  Transfers....................................  C-10
  Section 37.  Fixing Record Dates..........................  C-11
  Section 38.  Registered Stockholders......................  C-11
Article VIII Other Securities Of The Corporation............  C-11
  Section 39.  Execution Of Other Securities................  C-11
Article IX Dividends........................................  C-12
  Section 40.  Declaration Of Dividends.....................  C-12
  Section 41.  Dividend Reserve.............................  C-12
Article X Fiscal Year.......................................  C-12
  Section 42.  Fiscal Year..................................  C-12
Article XI Indemnification..................................  C-12
  Section 43.  Indemnification Of Directors, Executive
               Officers, Other Officers, Employees And Other
               Agents.......................................  C-12
                (a) Directors And Executive Officers........  C-12
                (b) Other Officers, Employees and Other
                    Agents..................................  C-12
                (c) Expenses................................  C-12
                (d) Enforcement.............................  C-13
                (e) Non-Exclusivity Of Rights...............  C-13
                (f) Survival Of Rights......................  C-13
                (g) Insurance...............................  C-13
                (h) Amendments..............................  C-13
                (i) Saving Clause...........................  C-13
                (j) Certain Definitions.....................  C-14
Article XII Notices.........................................  C-14
  Section 44.  Notices......................................  C-14
                (a) Notice To Stockholders..................  C-14
                (b) Notice To Directors.....................  C-14
                (c) Affidavit Of Mailing....................  C-14
                (d) Time Notices Deemed Given...............  C-15
                (e) Methods Of Notice.......................  C-15
                (f) Failure To Receive Notice...............  C-15
                (g) Notice To Person With Whom Communication
                    Unlawful................................  C-15
                (h) Notice To Person With Undeliverable
     Address................................................  C-15

                                                              PAGE
                                                              ----
Article XIII Amendments.....................................  C-15
  Section 45.  Amendments...................................  C-15
Article XIV Loans To Officers...............................  C-16
  Section 46.  Loans To Officers............................  C-16

                                     BYLAWS
                                       OF
                             DATAWORKS CORPORATION
                            (A DELAWARE CORPORATION)

                                   ARTICLE I

                                    OFFICES

     SECTION 1. Registered Office. The registered office of the corporation in the State of Delaware shall be 9 East Loockerman Street, Dover, Delaware 19901, County of Kent.

     SECTION 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                 CORPORATE SEAL

     SECTION 3. Corporate Seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE III

                             STOCKHOLDERS' MEETINGS

     SECTION 4. Place Of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof.

     SECTION 5.  Annual Meetings.

     (a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

     (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and
(v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

     (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 5. Such stockholder's notice shall set forth
(i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 5. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

     (d) For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

     SECTION 6.  Special Meetings.

     (a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) and shall be held at such place, on such date, and at such time as the Board of Directors, shall fix.

     (b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty
(120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. If the notice is not given within sixty
(60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

     SECTION 7. Notice Of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

     SECTION 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the vote cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series

     SECTION 9. Adjournment And Notice Of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty

(30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

     SECTION 11. Joint Owners Of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

     SECTION 12. List Of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

     SECTION 13. Action Without Meeting. Effective upon the effective date of the merger between the Corporation and DataWorks Corporation, a California corporation, no action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.

SECTION 14.  Organization.

     (a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

     (b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                   ARTICLE IV

                                   DIRECTORS

     SECTION 15. Number. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

     SECTION 16. Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

     SECTION 17. Term of Office. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 18. Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

     SECTION 19. Resignation. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified

     SECTION 20. Removal. Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors (the "Voting Stock") or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of the Voting Stock.

SECTION 21.  Meetings.

     (a) Annual Meetings. The annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

     (b) Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 hereof. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware which has been designated by resolution of the Board of Directors or the written consent of all directors.

     (c) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or any two of the directors

     (d) Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     (e) Notice Of Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three
(3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (f) Waiver Of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 22.  Quorum And Voting.

     (a) Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 43 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

     (b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

     SECTION 23. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 24. Fees And Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of

Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

SECTION 25.  Committees.

     (a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware the General Corporation Law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation.

     (b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

     (c) Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     (d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

     SECTION 26. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

                                   ARTICLE V

                                    OFFICERS

     SECTION 27. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

SECTION 28.  Tenure And Duties Of Officers.

     (a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     (b) Duties Of Chairman Of The Board Of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 28.

     (c) Duties Of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

     (d) Duties Of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

     (e) Duties Of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

     (f) Duties Of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

     SECTION 29. Delegation Of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

     SECTION 30. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

     SECTION 31. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

                                   ARTICLE VI

          EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES
                            OWNED BY THE CORPORATION

     SECTION 32. Execution Of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

     Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

     All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

     Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     SECTION 33. Voting Of Securities Owned By The Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

                                  ARTICLE VII

                                SHARES OF STOCK

     SECTION 34. Form And Execution Of Certificates. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

     SECTION 35. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

     SECTION 36.  Transfers.

     (a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

     (b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware

     SECTION 37.  Fixing Record Dates.

     (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 38. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII

                      OTHER SECURITIES OF THE CORPORATION

     SECTION 39. Execution Of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                                   ARTICLE IX

                                   DIVIDENDS

     SECTION 40. Declaration Of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     SECTION 41. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X

                                  FISCAL YEAR

     SECTION 42. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE XI

                                INDEMNIFICATION

SECTION 43. Indemnification Of Directors, Executive Officers, Other Officers, Employees And Other Agents.

     (a) Directors And Executive Officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, "executive officers" shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

     (b) Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

     (c) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

     Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

     (d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Bylaw to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     (e) Non-Exclusivity Of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

     (f) Survival Of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

     (h) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

     (i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

     (j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

          (1) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

          (2) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

          (3) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (4) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

          (5) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

                                  ARTICLE XII

                                    NOTICES

SECTION 44.  Notices.

     (a) Notice To Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

     (b) Notice To Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or by facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

     (c) Affidavit Of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained

     (d) Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

     (e) Methods Of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

     (f) Failure To Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

     (g) Notice To Person With Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

     (h) Notice To Person With Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

                                  ARTICLE XIII

                                   AMENDMENTS

     SECTION 45. Amendments. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

                                  ARTICLE XIV

                               LOANS TO OFFICERS

     SECTION 46. Loans To Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute).

                              DATAWORKS CORPORATION

                           1995 EQUITY INCENTIVE PLAN

                             ADOPTED OCTOBER 5, 1995
                AS AMENDED FEBRUARY 3, 1997 AND JANUARY 27, 1998


                                  INTRODUCTION

         This DataWorks Corporation 1995 Equity Incentive Plan is an amendment and restatement of the DataWorks Corporation 1987 Stock Option Plan. Shares reserved for issuance under the 1987 Stock Option Plan shall hereafter be reserved for issuance, and issued, under the terms of this 1995 Equity Incentive Plan, as amended and restated in the form below.

1.       PURPOSES.

         (a) The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) Stock Appreciation Rights, all as defined below.

         (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants of the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

         (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) Stock Appreciation Rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.       DEFINITIONS.

         (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

         (b) "BOARD" means the Board of Directors of the Company.

         (c) "CODE" means the Internal Revenue Code of 1986, as amended.


                                       1.

         (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

         (e) "COMPANY" means DataWorks Corporation, a California corporation.

         (f) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to subsection 8(b)(2) of the Plan.

         (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

         (h) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

         (i) "DIRECTOR" means a member of the Board.

         (j) "EMPLOYEE" means any person employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (l) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows:

                  (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                  (ii) If the common stock is quoted on the Nasdaq System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                  (iii) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.


                                       2.

         (m) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (n) "INDEPENDENT STOCK APPRECIATION RIGHT" or "INDEPENDENT RIGHT" means a right granted pursuant to subsection 8(b)(3) of the Plan.

         (o) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

         (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (r) "OPTION" means a stock option granted pursuant to the Plan.

         (s) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

         (t) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

         (u) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (v) "PLAN" means this DataWorks Corporation 1995 Equity Incentive Plan.

         (w) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         (x) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.


                                       3.

         (y) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

         (z) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

         (aa) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted pursuant to subsection 8(b)(1) of the Plan.

3.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

                  (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (iii) To amend the Plan or a Stock Award as provided in
Section 14.

         (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). In the discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Code Section 162(m), or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.


                                       4.

4.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million seven hundred thousand (3,700,000) shares of the Company's common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.       ELIGIBILITY.

         (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

         (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five
(5) years from the date of grant.

         (c) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, no person shall be eligible to be granted Stock Awards covering more than seven hundred fifty thousand (750,000) shares of Common Stock in any calendar year.

6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         (a) TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

         (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted; the exercise price of each Nonstatutory Stock Option shall be determined by the Board or Committee. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price


                                       5.

lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

         In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit transfer, then such Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

         (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

         (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such


                                       6.

longer or shorter period specified in the Option Agreement) if the Optionee is an Employee at the time of such termination, (ii) the date six (6) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement) if the Optionee is a Director or Consultant, but not an Employee, at the time of such termination, or (iii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under
Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

         (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the


                                       7.

term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate.

         (j) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of common stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is intended to be an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

         Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(d) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.       TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

         Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each


                                       8.

stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

         (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

         (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order, so long as stock awarded under such agreement remains subject to the terms of the agreement.

         (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

         (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option (or in the case of a stock bonus award, a reacquisition option) in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee and such other terms and conditions as determined by the Board or Committee in its sole discretion.

         (e) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire, subject to the limitations described in subsection 7(d), any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.       STOCK APPRECIATION RIGHTS.

         (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. If a Stock Appreciation Right is granted to an individual who is at the time subject to
Section 16(b) of the Exchange Act (a "Section 16(b) Insider"), the Stock Award Agreement of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify


                                       9.

for the safe-harbor exemption from short-swing profit liability provided by the rules (or any successor rules or regulations) promulgated under Section 16 of the Exchange Act. No limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of Stock Appreciation Rights.

         (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

                  (i) TANDEM STOCK APPRECIATION RIGHTS. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

                  (ii) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

                  (iii) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.


                                      10.

9.                CANCELLATION AND RE-GRANT OF OPTIONS.

         The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) with the consent of the affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option) or, in the case of a 10% stockholder (as described in subsection 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option and/or Stock Appreciation Right with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.

10.      COVENANTS OF THE COMPANY.

         (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

11.      USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

12.      MISCELLANEOUS.

         (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

         (b) Neither an Employee, Director or Consultant nor any person to whom a Stock Award is transferred under subsection 6(d), 7(b), or 8(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award


                                      11.

unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

         (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause, the right of the Company's Board of Directors and/or the Company's shareholders to remove any Director pursuant to the terms of the Company's Bylaws and the provisions of the California Corporations Code, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate.

         (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

         (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), 7(b) or 8(b), as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or
(ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

         (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or
(3)


                                      12.

delivering to the Company owned and unencumbered shares of the common stock of the Company.

13.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the maximum number of shares subject to award to any person during any calendar year, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

         (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation, (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, (3) a sale of all or substantially all of the Company's assets, (4) any other capital reorganization in which the beneficial ownership of more than fifty percent (50%) of the shares of the Company entitled to vote changes, or
(5) the acquisition by any person, entity or group (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any subsidiary of the Company) of the beneficial ownership, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting in the election of directors of the Company, then to the extent permitted by applicable law: (i) any surviving or acquiring corporation, or an Affiliate of such surviving or acquiring corporation, shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving or acquiring corporation and its Affiliates refuse to assume or continue such Stock Awards, or to substitute similar Stock Awards for those outstanding under the Plan, then the vesting schedules applicable to all outstanding Stock Awards shall be accelerated so that all outstanding Stock Awards are fully vested, and any Options shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, the vesting schedules applicable to all outstanding Stock Awards shall be accelerated so that all outstanding Stock Awards are fully vested, and any Options shall be terminated if not exercised prior to such event.

14.      AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment


                                      13.

shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                  (i) Increase the number of shares reserved for Stock Awards under the Plan;

                  (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the
Code); or

                  (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code.

         (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

         (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

         (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on October 4, 2005, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.


                                      14.

16.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective upon the initial registration of any class of the Company's equity securities under Section 12 of the Exchange Act, but no Stock Awards granted under the Plan shall be exercised or vested unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.


                                      15.

                              DATAWORKS CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                           ADOPTED SEPTEMBER 13, 1995
                AS AMENDED FEBRUARY 3, 1997 AND JANUARY 27, 1998

1.       PURPOSE.

         (a) The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Dataworks Corporation, a California corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

         (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

         (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

         (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

                  (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

                  (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.


                                       1.

                  (iv) To amend the Plan as provided in paragraph 13.

                  (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates.

         (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million fifty thousand (1,050,000) shares of the Company's common stock (the "Common Stock") after giving effect to the one for 2.6 reverse stock split to be effected in September 1995. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.       GRANT OF RIGHTS; OFFERING.

         (a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

         (b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.


                                       2.

5.       ELIGIBILITY.

         (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

         (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

                  (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

                  (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

                  (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

         (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

         (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.


                                       3.

         (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.       RIGHTS; PURCHASE PRICE.

         (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock effected in accordance with such Offering.

         (b) In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

         (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

                  (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

                  (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.       PARTICIPATION; WITHDRAWAL; TERMINATION.

         (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. "Earnings" is defined as an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of


                                       4.

the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), any may also include or exclude (as provided for each Offering) the following items of compensation: bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company or an Affiliate. A participant may reduce (including to zero), increase or begin such payroll deductions after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

         (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

         (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

         (d) Rights granted under the Plan shall not be transferable, and, except as provided in paragraph 14, shall be exercisable only by the person to whom such rights are granted.

8.       EXERCISE.

         (a) On each date specified therefor in the relevant Offering ("Purchase Date"), each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount,


                                       5.

if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

         (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If on a Purchase Date in any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.       COVENANTS OF THE COMPANY.

         (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.      USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.


                                       6.

11.      RIGHTS AS A SHAREHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

         (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation, (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, (3) a sale of all or substantially all of the Company's assets, (4) any other capital reorganization in which the beneficial ownership of more than fifty percent (50%) of the shares of the Company entitled to vote changes, or
(5) the acquisition by any person, entity or group (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any subsidiary of the Company) of the beneficial ownership, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting in the election of directors of the Company, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.      AMENDMENT OF THE PLAN.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or any Nasdaq or securities exchange requirements.

         (b) The Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to


                                       7.

employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

         (c) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.      DESIGNATION OF BENEFICIARY.

         (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

         (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on September 12, 2005. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

16.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective upon the effectiveness of the Company's initial public offering of shares of common stock, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company.


                                       8.

                              DATAWORKS CORPORATION

                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                           ADOPTED SEPTEMBER 13, 1995
          AS AMENDED MAY 23, 1996, APRIL 17, 1997 AND JANUARY 27, 1998

1.       PURPOSE.

         (a) The purpose of the 1995 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which certain directors of DataWorks Corporation (the "Company") who are not otherwise employees of the Company or of any Affiliate of the Company (a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

         (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

         (c) The Company, by means of the Plan, seeks to retain the services of certain persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

         (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate three hundred thousand (300,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.


                                       1.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.       ELIGIBILITY.

         (a) Options shall be granted only to Non-Employee Directors of the Company who are Eligible Directors, as defined in subparagraph 4(b).

         (b) Notwithstanding any other provision hereof, "Eligible Directors" shall mean all Non-Employee Directors of the Company serving as members of the Board from time to time after the effectiveness of the Company's initial public offering of common stock (the "Effective Date"); provided, however, that any Non-Employee Director whose membership on the Board commenced prior to the Effective Date pursuant to a capital investment in the Company by an entity which such Non-Employee Director represents shall become an Eligible Director only if and when he or she is elected as a Non-Employee Director by the shareholders of the Company after the Effective Date, which shall be treated as such person's initial election to be a Non-Employee Director for purposes of the Plan (including, but not limited to subparagraph 5(a) hereof).

5.       NON-DISCRETIONARY GRANTS.

         (a) Each person who, after the Effective Date, for the first time becomes an Eligible Director automatically shall be granted, upon the date of his or her initial election to be a Non-Employee Director by the Board or shareholders of the Company, an option to purchase twenty thousand (20,000) shares of common stock of the Company on the terms and conditions set forth herein.

         (b) On the date of each annual meeting of the shareholders of the Company after the Effective Date, each person who is then an Eligible Director and continues on the Board thereafter (other than a person who receives a grant under subparagraph 5(a) on such date) automatically shall be granted an option to purchase five thousand (5,000) shares of common stock of the Company on the terms and conditions set forth herein.

         (c) In addition to the foregoing, on the date of the 1998 annual meeting of the shareholders of the Company, each person who is then an Eligible Director and continues on the Board thereafter (other than a person who receives a grant under subparagraph 5(a) on such date) automatically shall be granted an option to purchase ten thousand (10,000) shares of common stock of the Company on the terms and conditions set forth herein.

6.       OPTION PROVISIONS.

         Each option shall be subject to the following terms and conditions:

         (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ten (10) years from the date of grant (the "Expiration Date"). If the optionee's service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date twelve (12) months following the


                                       2.

date of termination of all such service; provided, however, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate only as to that number of shares as to which it was exercisable under the provisions of subparagraph 6(e) on the date of termination of all such service.

         (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted.

         (c) The optionee may elect to make payment of the exercise price under one of the following alternatives:

                  (i) In cash (or check) at the time of exercise;

                  (ii) Provided that at the time of exercise the Company's common stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at its Fair Market Value on the date immediately preceding the date of exercise;

                  (iii) Provided that at the time of exercise the Company's common stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of the shares of the Company's common stock or pursuant to the terms of irrevocable instructions issued by the optionee prior to the issuance of shares of the Company's common stock;

                  (iv) Payment by a combination of the methods of payment specified in subparagraphs 6(c)(i) through 6(c)(iii) above.

         (d) An option shall be transferable only to the extent specifically provided in the option agreement; provided, however, that if the option agreement does not specifically provide for the transferability of an option, then the option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (or by his or her guardian or legal representative) or transferee pursuant to such an order. Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

         (e) The option shall become exercisable in installments over a period of three years from the date of grant as follows: one twelfth (1/12) of the shares shall vest on the date three months after the date of grant and one thirty-sixth (1/36) of the shares shall vest each month thereafter, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or employee of or consultant to the Company


                                       3.

or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

         (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and
(ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

         (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.       COVENANTS OF THE COMPANY.

         (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.       USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.       MISCELLANEOUS.

         (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.


                                       4.

         (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Eligible Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or shareholders or any Affiliate to terminate the service of any Eligible Director with or without cause.

         (c) No Eligible Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

         (d) In connection with each option granted pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to an Eligible Director, or to evidence the removal or lapse of any restrictions on transfer, that such Eligible Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

         (e) As used in this Plan, "fair market value" means, as of any date, the value of the common stock of the Company determined as follows:

                  (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the fair market value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                  (ii) If the common stock is quoted on Nasdaq (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                  (iii) In the absence of an established market for the common stock, the fair market value shall be determined in good faith by the Board.

10.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive.


                                       5.

(The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

         (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation, (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, (3) a sale of all or substantially all of the Company's assets, (4) any other capital reorganization in which the beneficial ownership of more than fifty percent (50%) of the shares of the Company entitled to vote changes, or
(5) the acquisition by any person, entity or group (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any subsidiary of the Company) of the beneficial ownership, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting in the election of directors of the Company, then the time during which options outstanding under the Plan may be exercised shall be accelerated to permit the optionee to exercise all such options in full prior to such event, and the options shall terminate if not exercised prior to such event.

11.      AMENDMENT OF THE PLAN.

         (a) The Board at any time, and from time to time, may amend the Plan and/or some or all outstanding options granted under the Plan. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                  (i) Increase the number of shares which may be issued under the Plan; or

                  (ii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to comply with the requirements of Section 162(m) of the Code.

         (b) Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and
(ii) such person consents in writing.

12.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the date that is ten years after the Effective Date. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

         (c) The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.


                                       6.

13.      EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

         (a) The Plan shall become effective on the Effective Date (as defined in subparagraph 4(b)), subject to the condition that the Plan be approved by the shareholders of the Company.

         (b) No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.


                                       7.

PROXY
                              DATAWORKS CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 18, 1998

The undersigned hereby appoints Stuart W. Clifton, Norman R. Farquhar and Rick
E. Russo, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of DataWorks Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of DataWorks Corporation ("DataWorks") to be held at The Hyatt Regency, La Jolla, 3777 La Jolla Village Drive, San Diego, California 92122, on Thursday, June 18, 1998 at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof (the "Annual Meeting"), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5, 6 AND 7, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT TRANSMITTED IN CONNECTION WITH THE ANNUAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 8 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                            (CONTINUED ON OTHER SIDE)

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSALS 2, 3, 4, 5, 6, 7, AND 8.

                                                                 Please mark
                                                                your votes as
                                                                indicated in
                                                                this example.


                                                                    [  X  ]



                                                                                   FOR all nominees            WITHHOLD AUTHORITY
1: To elect directors to hold office until the next Annual Meeting of            listed below (except       to vote for all nominees
   Shareholders and until their successors are elected.                           as marked to the               listed below.
                                                                                   contrary below).
   Nominees: Stuart W. Clifton, Norman R. Farquhar,
   Nathan W. Bell, Tony N. Domit, William P. Foley, II,                                [ ]                             [ ]
   Ronald S. Parker and Roy Thiele-Sardina

   To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

------------------------------------------------------------------------------

2: To approve a change in the Company's state of incorporation from California        FOR    AGAINST   ABSTAIN
   to Delaware.
                                                                                      [ ]     [ ]        [ ]


3: To approve an amendment to the Company's Articles of Incorporation to              FOR    AGAINST   ABSTAIN
   increase the number of shares of Common Stock authorized for issuance from
   25,000,000 to 50,000,000 shares.                                                   [ ]     [ ]        [ ]



4: To approve the Company's 1995 Equity Incentive Plan, as amended, to increase       FOR    AGAINST   ABSTAIN
   the aggregate number of shares authorized for issuance under such plan by
   1,250,000 shares.                                                                  [ ]     [ ]        [ ]


5: To approve the Company's 1995 Employee Stock Purchase Plan, as amended, to         FOR    AGAINST   ABSTAIN
   increase the aggregate number of shares authorized for issuance under such
   plan by 750,000 shares.                                                            [ ]     [ ]        [ ]


6: To approve the Company's 1995 Non-Employee Directors' Stock Option Plan, as        FOR    AGAINST   ABSTAIN
   amended, to (a) provide for a one-time 10,000-share option grant to each non-
   employee director as of the date of the 1998 Annual Meeting and (b) increase       [ ]     [ ]        [ ]
   the aggregate number of shares authorized for issuance under such plan by
   150,000 shares.

7: To ratify the selection of Ernst & Young LLP as independent auditors of the        FOR    AGAINST   ABSTAIN
   Company for its fiscal year ending December 31, 1998.
                                                                                      [ ]     [ ]        [ ]


8: To transact such other business as may properly come before the meeting or         FOR    AGAINST   ABSTAIN
   any adjournment or postponement thereof.
                                                                                      [ ]     [ ]        [ ]



                                         Receipt of the Proxy Statement dated
                                         April____, 1998 is hereby acknowledged.



Signature(s)____________________________________________Dated_____________,1998

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by an authorized person.